                                Dated       July 1997



THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933 AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR SOLD IN THE US OR
 TO US PERSONS (AS DEFINED IN RULE 902 PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REQUIREMENTS OF
                              THE ACT IS AVAILABLE.



                                      AGREEMENT

                            relating to the entire issued
                                   share capital of
                                AUSTIN KNIGHT LIMITED





              AK Warranty and Indemnity Limited            (1)


              TMP Worldwide Inc.                           (2)

















                                       ORCHARD
                                    99 Bishopsgate
                                        London
                                       EC2M 3YU
                                 Tel - 0171 392 0200
                                 Fax - 0171 392 0201
                            email - orchardlaw@atlas.co.uk

                           Ref: 142/T009.11/NMD2891/#422085

                                       CONTENTS


CLAUSE        HEADING

1             Definitions and Interpretation

2             Conditions Precedent

3             The Sale Shares

4             Consideration

5             Position Pending Completion

6             Completion

7             Warranties

8             Warranties and Undertakings of the Purchaser

9             Non-Disclosure of Information

10            Permitted Disposal

11            Further Assurance and Attorney

12            Announcements and Information

13            General

14            Notices

15            Proper Law

                                       CONTENTS


SCHEDULE      HEADING


1             Particulars of the Current Shareholders and the Optionholders

2             Particulars of the Company and the Subsidiaries

3             Warranties

4             Deed of Indemnity

5             Particulars of Properties

6             Intellectual Property Rights

7             The Warrantor's Protection

8             Terms Relating to Retention



AGREED FORM DOCUMENTS:

Resignations of the Non-Executive Directors

Sale Notice and Transfer Deed

THIS AGREEMENT is made the       day of July 1997

BETWEEN:

(1) AK WARRANTY AND INDEMNITY LIMITED of 20 Black Friars Lane, London EC4V 6HD (the "WARRANTOR"); and

(2) TMP WORLDWIDE INC. (incorporated under the laws of the State of Delaware) whose principal office is at 1633 Broadway, New York NY 10019 USA (the "PURCHASER").

WHEREAS:

(A) Austin Knight Limited ("the Company") is a private limited company incorporated in England on 14 November 1922 under No.185725. Further particulars relating to the Company are contained in Part A of Schedule 2.

(B) The Company has at the date of this Agreement an issued share capital of 5,003,000 Ordinary Shares of 25 pence each fully paid or credited as fully paid which may change prior to Completion as a result of the Reorganisation and Reconstruction of Share Capital (as defined in Clause
       1).

(C) The Purchaser has agreed to grant to the Shareholders of the Company on Completion a Right of Sale (as defined in Clause 3.1) (subject to the satisfaction of certain conditions) to call upon the Purchaser to procure that its subsidiary, TMP Worldwide Holdings Limited ("TMP") will purchase their holdings of shares in the Company in the manner set out in this Agreement.

(D) In order to permit the Purchaser to grant the above-mentioned Right of Sale and so as to facilitate its exercise by the Selling Shareholders, the Warrantor has agreed to use its reasonable endeavours to convene a meeting of the Shareholders to pass a resolution disapplying the existing pre-emption rights applicable on a transfer of shares and to use its reasonable endeavours to procure that the Shareholders shall transfer the whole of the issued share capital of the Company with full title guarantee.

NOW IT IS HEREBY AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1    In this Agreement, unless the context otherwise requires:

       "ACCOUNTS" means the audited consolidated profit and loss account of the Company for the year ended on the Accounts Date and the audited consolidated balance sheet of the Company at the Accounts Date together with all notes, reports and other documents annexed thereto;

       "ACCOUNTS DATE" means 30 September 1996;

       "AUDITORS" means the auditors of the Company at the date hereof, namely KPMG of 1, Puddle Dock, Blackfriars, London, EC4V 3PD;

       "BUSINESS DAY" means a day (not being a Saturday) on which clearing banks are open in the City of London for the transaction of all classes of sterling banking business;

       "COMPLETION" means completion of the sale and purchase as provided in Clause 6;

       "COMPLETION DATE" means the second Business Day following the satisfaction or waiver of the last Condition to be satisfied or waived in accordance with Clause 2;

       "CONDITIONS" means the conditions precedent specified in Clause 2.1;

       "CONNECTED PERSON" has the meaning ascribed thereto in s.839 ICTA;

       "CONSIDERATION" has the meaning given thereto in Clause 4.1;

       "CURRENT SHAREHOLDERS" means the individuals whose names and addresses are set out in Part A of Schedule 1;

       "DEED OF INDEMNITY" means the deed in the form set out in Schedule 4;

       "DIRECTOR" has the meaning assigned to it by s.741 Companies Act 1985 and shall include a shadow director as defined by that section;

       "DISCLOSURE LETTER" means the letter of even date herewith from the Warrantor to the Purchaser in relation to the Warranties and the Deed of Indemnity;

       "EXCLUDED COMPANY" means the Austin Knight Employee Trust Limited;

       "GROUP" means the Company and the Subsidiaries;

       "INTELLECTUAL PROPERTY RIGHTS" means all rights in or arising out of patents, trade, service and other marks, registered designs (and applications for all of the same), copyrights, trade, product, brand and business names, get-ups, inventions, discoveries, improvements, designs, techniques, computer programs, trade secrets, technical and commercial know-how and confidential processes and information and any licenses and agreements relating to any of the same and the full right to all intellectual property and legal protection relating to the same;

       "LEGISLATION" includes any treaty, statute, statutory instrument, directive, regulation, byelaw, official instruction and any like legislative document, of the United Kingdom or of the other countries in the world in which members of the Group are situated, namely the US, Canada, Australia, France, the British Virgin Islands, Bermuda and the Netherlands (unless the context otherwise requires);

       "LETTER OF CREDIT" means the irrevocable standby letter or letters of credit to be issued by the Bank of New York (or any other bank of similar standing to the Bank of New York which is nominated by the Purchaser and which is acceptable to the Warrantor (prior to Completion) or the Selling Shareholders (after Completion), in each case, acting reasonably) to all or any Selling Shareholders who may request Loan Notes at Completion;

       "LOAN NOTES" means the loan notes substantially in the Agreed Form to be created and issued by the Purchaser;

       "LONGSTOP DATE" means 31 August 1997, or such later date as the Warrantor and the Purchaser may agree;

       "OPTIONHOLDERS" means the individuals whose names and addresses are set out in Part B of Schedule 1;

       "PERMITTED ASSIGNEES" means any spouse, other family members, existing or new family trusts or beneficiaries thereof to whom the Current Shareholders may transfer any Shares after the date of this Agreement and before Completion;

       "PRE-SALE DIVIDEND" means the dividend which is expected to be declared and paid by the Company to the Shareholders prior to Completion in the amount (excluding Advance Corporation Tax) of (pound)5,003,000;

       "PROFITS" includes profits, gains, income, earnings, receipts, value and any other amount or element (whether real, notional or deemed) on, or in respect of or by reference to which any Tax is liable to be assessed or charged or is payable;

       "PROPERTIES" means the properties short particulars whereof are set out in Parts A and B of Schedule 5;

       "PURCHASER'S GROUP" means the Purchaser and any holding company or subsidiary of the Purchaser for the time being and from time to time;

       "PURCHASER'S SOLICITORS" means Orchard of 99 Bishopsgate, London EC2M
       3YU;

       "REORGANISATION AND RECONSTRUCTION OF SHARE CAPITAL" means any reorganisation and reconstruction of the share capital of the Company which may be carried out prior to the Completion Date, including without limit any stock dividend scheme (including any dividend declared and paid for the purposes thereof) and consequent recapitalisation of the share capital to give effect thereto;

       "REPORTING ACCOUNTANTS" means Jeffreys Henry of Finsgate, 5-7 Cranwood Street, London EC1V 9EE;

       "RETENTION" means the sum payable to the Retention Agent in accordance with Clause 15.1(d)(ii);

       "RETENTION AGENT" means Messrs Rowe & Maw and Orchard;

       "SALE NOTICE AND TRANSFER DEED" means the Deed in the Agreed Form constituting notice by a Selling Shareholder to the Purchaser at any time prior to the Longstop Date if the Selling Shareholder shall wish to exercise the Right of Sale and pursuant to which such Selling Shareholder shall agree to transfer his Sale Shares to the Purchaser;

       "SALE SHARES" means, in aggregate, all of the Shares held by each Selling Shareholder in respect of which the Right of Sale shall have been exercised;

       "SHARES" means all of the issued shares in the capital of the Company at Completion, being the 5,003,000 ordinary shares of 25 pence each in the capital of the Company referred to in column (3) of Schedule 1, (being together all of the issued shares in the capital of the Company held by the Current Shareholders at the date of this Agreement) and any further or other such shares owned by the Shareholders at the Completion Date in right of or derived from or in respect of the existing share capital by reason of the Reorganisation and Reconstruction of Share Capital or as a result of any transfers by the Current Shareholders to their Permitted Assignees;

       "SEC" means the Securities Exchange Commission of the US;

       "SELLING SHAREHOLDERS" means those Shareholders who exercise the Right of Sale and elect to sell their Shares to the Purchaser in accordance with Clause 3;

       "SHAREHOLDERS" means the Current Shareholders and their Permitted Assignees;

       "THE STOCK EXCHANGE" means the London Stock Exchange Limited;

       "SUBSIDIARIES" means the companies the names and particulars of which are contained in Part B of Schedule 2 which are subsidiaries or subsidiary undertakings of the Company;

       "SUBSIDIARY" "HOLDING COMPANY" and "SUBSIDIARY UNDERTAKINGS" have the meanings respectively assigned to them by ss.736 and 258 Companies Act 1985;

       "TAX" means without limitation all forms of taxation and statutory, governmental, state, provincial, local governmental and/or municipal impositions, duties, contributions and levies in each case whether of the United Kingdom or elsewhere whenever imposed or municipal impositions duties and levies and all penalties, charges, costs and interest relating thereto, including (without limitation) national insurance, community charge, rates, special charge, special contribution and any amount representing Tax which, for the avoidance of doubt, shall not include stamp duty or stamp duty reserve tax, which shall be payable by the Purchaser as a result of the acquisition by it of the Sale Shares from the Selling Shareholders;

       "TAX AUTHORITY" means any body whatsoever which is empowered to collect, assess or administer any Tax;

       "TAX LEGISLATION" means any Legislation providing for or imposing any Tax;

       "US" means the United States of America, its territories and possessions and any state of the United States (including for the purposes hereof, the District of Columbia);

       "US PERSON" means:

       (a)  any natural person resident in the United States;

       (b) any partnership or corporation organised or incorporated under the laws of the United States;

       (c)  any estate of which any executor or administrator is a US Person;

       (d)  any trust of which any trustee is a US Person;

       (e)  any agency or branch of a foreign entity located in the United
            States;

       (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US Person;

       (g) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organised, incorporated, or (if an individual) resident in the United States; and

       (h)  any partnership or corporation if:

            (i) organised or incorporated under the laws of any foreign jurisdiction; and

            (ii) formed by a US Person principally for the purpose of investing in securities not registered under the US Securities Act of 1993, unless it is organised or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the said Securities Act) who are not natural persons, estates or trusts;

       "WARRANTIES" means the warranties contained in Clause 7 and Schedule 3;

       "WARRANTOR", "PURCHASER" AND "SHAREHOLDERS", shall include their respective personal representatives, executors, successors and permitted assigns pursuant to Clause 12.2; and

       "WARRANTOR'S SOLICITORS" AND "THE COMPANY'S SOLICITORS" means Rowe & Maw of 20 Black Friars Lane, London EC4V 6HD.

1.2    The following abbreviations are used in this Agreement:

       ABBREVIATION                TERM

       Companies Acts              Companies Act 1985
                                   Companies Consolidation (Consequential
                                   Provisions) Act 1985
                                   Part V of the Criminal Justice Act 1993
                                   Companies Act 1989
       CAA                         Capital Allowances Act 1990
       FA                          Finance Act
       FTA                         Fair Trading Act 1973
       ICTA                        Income and Corporation Taxes Act 1988
       IHTA                        Inheritance Tax Act 1984
       TCGA                        Taxation of Chargeable Gains Act 1992
       VATA                        Value Added Tax Act 1994
       ACT                         Advance Corporation Tax (or other analogous
                                   tax in a country in which the Group operates)
       VAT                         Value Added Tax (or other analogous tax in a
                                   country in which the Group operates).

1.3 References in this Agreement to any Legislation shall be construed as references to such legislation as replaced, re-enacted, extended or amended from time to time (whether before or after the date hereof) and any past Legislation which it replaced, re-enacted, extended or amended except to the extent that any such replacement, re-enactment, extension or amendment would extend or increase the obligations or liabilities of any one party to any other party under this Agreement.

1.4 The Schedules form an integral part of this Agreement and references to "THIS AGREEMENT" shall be construed accordingly.

1.5 References to Recitals, Clauses and Schedules are, unless otherwise stated, references to recitals to, clauses of and schedules to this Agreement.

1.6 A document expressed to be "IN THE AGREED FORM" shall be to documents the terms and conditions of which have been approved by each of the parties and initialed by or on behalf of them.

1.7    Words in the singular include the plural and vice versa.

1.8 Words importing the masculine gender include the feminine and neuter and vice versa.

1.9 References to persons include bodies corporate, unincorporated associations, partnerships or an authority.

1.10 Headings and the use of bold type in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

2.     CONDITIONS PRECEDENT

2.1 The obligations of the Purchaser to procure that its subsidiary, TMP, shall purchase the Sale Shares pursuant to the terms of this Agreement (including, without limitation to the generality of the foregoing, pursuant to Clause 3) are conditional on:

       (a) the passing at an Extraordinary General Meeting of the Company of a special resolution amending the Articles of Association of the Company so as to remove all rights and restrictions thereunder to have the Shares or any of them offered to the Shareholders for purchase; and

       (b) no other special resolution being passed save for any special resolution (the terms of which will be provided to the Purchaser as far in advance of the dispatch to Shareholders as is reasonably possible) required to give effect to the Reorganisation and Reconstruction of Share Capital provided that there is no obligation on the Warrantor or on the Shareholders to pass such a special resolution;

       (c) subject to Clause 2.4, the receipt by the Purchaser or TMP from the Warrantor or the Selling Shareholders of Sale Notice and Transfer Deeds, Stock Transfer Forms (and Share Certificates therefor) duly completed and/or executed (as the case may be) by Selling Shareholders in respect of not less than 80.01 per cent of each class of the Shares;

       (d) all material permits, approvals, filings and consents required to be obtained or made, and all waiting periods required or contemplated to expire pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, prior to the consummation of the acquisition shall have been obtained, made or expired, as the case may be;

       (e) the execution and completion of a management agreement between each of the Selling Shareholders and the Warrantor.

2.2 If the Conditions are not fulfilled (or waived as provided below) on or before the Longstop Date all rights and liabilities of the parties hereunder shall cease and determine and no party shall have any claim against any other party save in respect of any antecedent breach of this Agreement.

2.3 The parties shall use all reasonable endeavours to procure the fulfillment of the Conditions on or before the Longstop Date.

2.4 The Purchaser shall be entitled to waive Condition 2.1(c) on or before the Longstop Date provided that the Purchaser receives Sale Notice and Transfer Deeds and Stock Transfer Forms in respect of at least 75 per cent of each class of the Shares. Under no circumstances shall the Purchaser be entitled to purchase less than 75 per cent of each class of the Shares.

3.     THE SALE SHARES

3.1 In reliance on the Warranties herein contained, the Purchaser, on behalf of itself and TMP, hereby grants to each of the Shareholders the right to call upon TMP to purchase from such Shareholder all (but not part only) of the Shares held by such Shareholder on the Completion Date (the "Right of Sale"), exercisable in the manner described in Clause 3.2.

3.2 The rights conferred upon each Shareholder by the Right of Sale shall be exercisable by such Shareholder at any time prior to the Longstop Date (after which date the Right of Sale shall lapse), by such Shareholder lodging (or procuring that the Warrantor lodges) with the Purchaser or TMP (as the case may be), in respect of such Shareholder's Shares:

       (a)  a duly completed Sale Notice and Transfer Deed;

       (b)  a duly completed and executed Stock Transfer Form; and

       (c)  the Share Certificate(s) therefor;

       PROVIDED THAT such exercise shall only become effective upon the satisfaction of the Condition set out in Clause 2.1(c) (the "Fundamental Condition Precedent").

3.3 Effective exercise of the Right of Sale by the Selling Shareholders in accordance with Clause 3.2 above shall cause to come into effect a binding unconditional contract between TMP and the Selling Shareholders for the sale by the Selling Shareholders and the purchase by TMP(which the Purchaser shall procure):

       (a) of the Shares, with full title guarantee, and free from all options, liens, charges, encumbrances, equities and other third party rights of any nature whatsoever and together with all accrued benefits and rights attaching thereto as at the date thereof;

       (b)  for the Consideration; and

       (c)  in accordance with the provisions of Clause 6.1 (Completion).

3.4 The Purchaser or TMP shall not be obliged to complete the purchase of any of the Sale Shares on Completion unless the purchase of at least 80.01 per cent of each class of the Shares (or such lesser amount in accordance with Clause 2.4) is completed simultaneously.

3.5 In respect of the exercise of the Right of Sale by the Selling Shareholders, the Warrantor hereby undertakes to the Purchaser to use its reasonable endeavours to:

       (a) convene an extraordinary general meeting of the Company for the Shareholders to consider and, if thought fit, approve the special resolutions referred to in Clause 2.1 (a);

       (b) procure that all of the Shareholders exercise the Right of Sale in respect of all of the Shares; and

       (c) deliver to the Purchaser or TMP the Sale Notice and Transfer Deeds and other documents lodged with it by the Selling Shareholders pursuant to Clause 3.2 above as soon as it is able to satisfy the Fundamental Condition Precedent.

4.     CONSIDERATION

4.1 Subject to Clause 4.3, the consideration for the sale and purchase of all of the Shares ("Consideration") shall be the sum of (pound)36,140,000 less the fees of all the Company's professional advisers if invoiced to the Company which shall be satisfied in accordance with Clause 6.1(d).

4.2 If all of the Shares are not transferred to the Purchaser at Completion, then the Consideration shall be reduced to the amount which is the same proportion of (pound)36,140,000 as A is a proportion of B, where:

       A is the amount of the issued share capital of the Company as at the date of this Agreement which is, following any Reorganisation and Reconstruction of Share Capital, represented by the Shares which are, at Completion, transferred to the Purchaser; and

       B is the total issued share capital of the Company as at the date of this Agreement.

       By way of example to illustrate the calculation of A, if in a re-organisation referred to in the definition of A a 25p Share is split into 5 Shares of 1p and 1 Share of 20p, then each of the 1p Shares represents 1p of the issued share capital of the Company as at the date of this Agreement and the 20p Share represents 20p of it.

4.3 Any Selling Shareholder who warrants to the Purchaser that it is not a US Person may elect to take Loan Notes in satisfaction in whole or in part of the Consideration due to him provided that the Purchaser shall only be obliged to allot such Loan Notes if Selling Shareholders elect in aggregate to take Loan Notes exceeding the amount of (pound)500,000 in value. The Purchaser shall procure the issue to any such Selling Shareholders of the Letter of Credit on Completion which, together with any renewals thereof, the Purchaser shall procure are maintained in force for the duration of the Loan Notes.

5.     POSITION PENDING COMPLETION

5.1 From the date of this Agreement to Completion (or until the Conditions fail to be fulfilled or waived in accordance with Clause 2), the Warrantor hereby agrees to use its reasonable endeavours to ensure that the Company (and each member of the Group) shall:

       (a) continue its business in the ordinary and usual course and so as to maintain the same as a going concern;

       (b) not acquire or agree to acquire or dispose or agree to dispose of any asset or stock (other than in the normal course of business) or enter into any contract or arrangement involving expenditure or liabilities in excess of (pound)250,000 in any rolling twelve month period without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed);

       (c) other than in respect of (or as is required to fund) the Pre-Sale Dividend, not make any payments out of any bank or deposit account exceeding in aggregate (pound)100,000 (except for payments in the ordinary course of business);

       (d) other than in the normal course of business, not create or agree to create any security over or encumber or agree to encumber any of its assets or redeem or agree to redeem any existing security or give or agree to give any material guarantees or indemnities;

       (e) not materially to alter or agree to alter the terms of any existing borrowing facilities (or arrange additional borrowing facilities) or the terms of any employment or engagement for senior management other than in the ordinary course of business;

       (f) not, without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed), enter into any material litigation;

       (g) other than in respect of the Pre-Sale Dividend or in connection with the Reorganisation and Reconstruction of Share Capital, not, without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed), declare, pay or make any dividend or other distribution of income or any distribution of capital;

       (h) other than as may be required by or to give effect to the Reorganisation or Reconstruction of Share Capital, not create, allot or issue any share or loan capital or acquire any shares in any other company;

       (i) other than as may be required by or to give effect to the Reorganisation or Reconstruction of Share Capital, not, without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed), pass any resolution of its members whether by way of written resolution or in general meeting (other than those specifically contemplated under this Agreement);

       (j) not, without prior written consent of the Purchaser (not to be unreasonably withheld or delayed), knowingly to permit any of its insurance policies to lapse or do or omit to do anything to make any policy of insurance void or voidable or cease to be in force except in circumstances where the events causing the same are outside the reasonable control of the Company;

       (k) give all reasonable co-operation to the Purchaser so as to ensure a smooth, orderly and efficient continuation of management of the Group after Completion;

       (l) (subject to any pre-existing obligations of confidentiality) at all reasonable times from and after the date hereof until the Completion, afford the Purchaser and its accountants, lawyers and financial advisors all reasonable access to all books, accounts, financial and other records and contracts of every kind; and

       (m) at the Purchaser's expense, cooperate with the Purchaser in the preparation of any filings which the Purchaser may be required to make under the US Securities Exchange Act of 1934 (the "Exchange Act") so as to assist the Purchaser to make such filings as may be required to give effect to the terms of the transaction the subject matter of this Agreement and shall provide the Purchaser and its agents in writing with all relevant information about the Group which the Purchaser reasonably requests in connection with the preparation of such filings for such purpose.

       For the avoidance of doubt, none of the above limitations shall prevent:

       (i) the sale by the Company of the Excluded Company, subject to the provisions of Clause 10, to any third party prior to Completion;

       (ii)  the declaration and subsequent payment of the Pre-Sale Dividend; or

       (iii) the Reorganisation and Reconstruction of Share Capital.

5.2 The Purchaser shall be entitled to rescind this Agreement by notice in writing to the Warrantor or the Warrantor's Solicitors (but without prejudice to any other remedies which the Purchaser may have hereunder) if prior to the Completion of this Agreement an encumbrancer (which, without limiting the generality of the foregoing, shall include any bank or lender to the Warrantor, the Company and/or the Group) takes possession or a liquidator or a receiver or administrative receiver or manager or sequestrator is appointed over the whole or any material part of the undertaking and assets of the Company and/or any member of the Group (which is material in the context of the Group as a whole) and which is not discharged by the Company or any member of the Group within 7 days.

6.     COMPLETION

6.1 Completion shall take place immediately on the Completion Date at the offices of the Purchaser's Solicitors at 99 Bishopsgate, London EC2M 3YU when all (but not part only unless either the Warrantor or the Purchaser so agrees other than in the case of Clause 6.1(d)) of the following business shall be transacted:

       (a) the Warrantor shall use its reasonable endeavours to deliver or cause to be delivered to the Purchaser or as it may direct:

            (i) in respect of the Shares, the Sale Notice and Transfer Deeds and the relative certificates together with duly executed transfers thereof in favour of the Purchaser's subsidiary, TMP Worldwide Holdings Limited;

            (ii) in respect of those shares of the Subsidiaries which are not registered in the name of the Company or another Subsidiary, duly executed transfers endorsed with the relevant certificate of the transferor that the shares comprised therein are held by him as nominee of the Company (or the relevant Subsidiary) together with the relative share certificates;

            (iii) all deeds and documents relating to the title of the Company or any of the Subsidiaries to each of the Properties;

            (iv) a letter from the Group's bankers in the Agreed Form confirming at close of business on the last Business Day preceding the Completion Date the level of indebtedness or liability or contingent liability to such bankers on any account;

            (v) notices of resignation from the existing auditors of the Company and each of the Subsidiaries containing statements complying with s.394 Companies Act 1985;

            (vi) the written resignations of those non-executive directors of the Company and the Subsidiaries on terms that they shall resign from their offices confirming that they have no claims whatsoever against the Company or the relevant Subsidiary on any account (including, without limitation, for loss of office);

            (vii)   the Deed of Indemnity duly executed by the Warrantor;

            (viii)  an accurate list of the Shareholders as at Completion;

            (ix) the Certificates of Incorporation, Minute Books, Registers, Common Seals of the Company and the Subsidiaries;

       (b) the Warrantor shall use its reasonable endeavours to procure that the following business is transacted at meetings of the directors of the Company and each of the Subsidiaries:

            (i) the directors of the Company shall approve the transfers of the Shares for registration and the entry of the transferees in the register of members of the Company, in each case subject only to the transfers being subsequently presented duly stamped;

            (ii) the situation of the registered office of the Company and each of the Subsidiaries shall be changed to that nominated by the Purchaser;

            (iii) all existing mandates for the operation of the bank accounts of the Company and each of the Subsidiaries shall be revoked and new mandates issued giving authority to those persons nominated by the Purchaser;

            (iv) the accounting reference date of the Company and each of the Subsidiaries shall, if required by the Purchaser, be changed to that nominated by the Purchaser;

            (v) any person nominated by the Purchaser for appointment as a director or the secretary of the Company or any of the Subsidiaries shall be so appointed; and

            (vi) Messrs Jeffreys Henry shall be appointed to replace the existing auditors of the Company and the Subsidiaries; and

            (vii) such other business as the Warrantor and the Purchaser shall agree.

       (c) other than in respect of loans made to employee Shareholders pursuant to their employment which do not exceed the sum of (pound)5,000, the Shareholders and all Connected Persons of any of them shall repay all loans made to them by the Group and all other amounts due and outstanding at Completion;

       (d)  the Purchaser shall deliver (or procure delivery of):

            (i) to the Warrantor's Solicitors (as agents for the Selling Shareholders) a banker's draft drawn on a London clearing bank for the amount referred to in Clause 4.1 less the sum of (pound)3,000,000 (or such lesser amount adjusted in accordance with Clauses 4.2). The receipt of the Warrantor's Solicitors in respect thereof shall be a good discharge of the Purchaser's obligation to make such payment and the Purchaser shall not be concerned as to the distribution thereof as between the individual Selling Shareholders;

            (ii) to the Retention Agent a banker's draft drawn on a London clearing bank for the sum of (pound)3,000,000 (being the balance of the cash element of the Consideration payable at Completion). The Retention shall be retained by the Retention Agent and applied in accordance with the provisions of Schedule 8;

            (iii) to the Warrantor's Solicitors, on behalf of the relevant Selling Shareholders, a duly executed certificate in respect of the Loan Notes in favour of such Selling Shareholders;

            (iv) to the Warrantor's Solicitors on behalf of the relevant Selling Shareholders in respect of the Loan Notes, the Letter of Credit;

            (v) to the Warrantor a Letter regarding the Austin Knight trading name in the Agreed Form; and

            (vi) evidence of the relevant corporate authority for the Purchaser and TMP;

       (e) the parties hereby undertake to each other to use their reasonable endeavours to implement such variations to the Completion requirements of this Clause 6.1 as may be required to (i) permit, facilitate or give effect to the exercise by the Optionholders of the options over the Shares listed in Part B of Schedule 1, currently held by the Excluded Company (which options are exercisable early in the event of a change of control of the Company) and (ii) to the transfer by such Optionholders of their Shares to TMP thereafter.

6.2 Neither party shall be obliged to proceed to Completion of this Agreement unless the other party complies fully with its obligations under Clause 6.

6.3 If either the Warrantor or the Purchaser is unable to comply with any of its obligations under Clause 6.1 on the Completion Date, either party may, without thereby incurring any liability to the other or to the Shareholders, in its absolute discretion and without prejudice to any other right or remedy available to it:

       (a) defer Completion to a date not more than 28 days after the Completion Date (and so that the provisions of this Clause 6.3 shall apply to Completion as so deferred); or

       (b) proceed to Completion so far as practicable but without prejudice to the other party's rights; or

       (c) treat this Agreement as repudiated by the other and, in the case of the Warrantor, also by the Shareholders.

6.4 The Warrantor will use its reasonable endeavours to procure that following Completion so long as any of the Sale Shares remain under each of the Selling Shareholders' control, such shares and the dividends and other distributions of profits or surplus or other assets in respect thereof and all rights arising out of, or in connection therewith, shall be held by the Selling Shareholder in trust for the Purchaser and its successors in title and, that the Selling Shareholders will at all times thereafter deal with and dispose of the Sale Shares, dividends, distributions and rights as aforesaid as the Purchaser may direct.

7.     WARRANTIES

7.1 The Warrantor warrants to the Purchaser (for itself and TMP) as set out in Schedule 3. The Warrantor further warrants to the Purchaser that the Warrantor has full power and authority to, and has taken all necessary and proper action required to authorise and approve and to enter into and to perform this Agreement and the consummation of the transactions contemplated hereby and its obligations hereunder when executed will constitute valid and binding obligations of the Warrantor in accordance with their respective terms.

7.2    The Warrantor acknowledges that it has made the statements set out in
       Schedule 3 to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement and that the Purchaser has relied on those statements.

7.3 The Warrantor shall not (whether or not any claim is being made against it) make any claim against the Company or any of the Subsidiaries or, save in the case of fraud or willful deceit, against any director or employee of the Company or any of the Subsidiaries on whom it may have relied before agreeing to any term of this Agreement or of the Deed of Indemnity or authorising any statement in the Disclosure Letter.

7.4 Each of the Warranties shall be construed as a separate warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

7.5 The Purchaser shall not be entitled to claim that any fact, circumstance or state of affairs renders any of the Warranties untrue or misleading or causes them to be breached if it has been fairly disclosed to the Purchaser in the Disclosure Letter.

7.6 The Warrantor shall, as soon as reasonably practicable, disclose to the Purchaser any matter or thing which may arise and become known to it after the date of this Agreement and before Completion which it believes constitutes a breach of any of the Warranties.

7.7 The rights and remedies of the Purchaser in respect of a breach of any of the Warranties shall not be affected by Completion, except as provided in
       Schedule 7 and/or by the giving of any time or other indulgence by the Purchaser to any person, by the Purchaser rescinding or not rescinding this Agreement a specific waiver or release by the Purchaser in writing.

8.     WARRANTIES AND UNDERTAKINGS OF THE PURCHASER

8.1 The Purchaser hereby warrants and represents to the Warrantor for itself and as trustee for the Selling Shareholders in the following terms:

       (a) the Purchaser is a body corporate duly incorporated under the laws of Delaware;

       (b) the Purchaser has full power and authority to, and has taken all necessary and proper action required to authorise and approve and to enter into and to perform this Agreement, including without limit the issue of the Loan Notes, and the consummation of the transactions contemplated hereby and its obligations hereunder when executed will constitute valid and binding obligations of the Purchaser in accordance with their respective terms;

       (c) The execution and delivery of, and the performance by the Purchaser of its obligations under this Agreement will not:

            (i) result in a breach of any provision of its byelaws or other relevant constitutional documents;

            (ii) result in any breach of any law, rule, regulation, order, judgment or decree of any court, governmental agency or administrative or regulatory body to which the Purchaser is a party or by which the Purchaser or any of its assets are bound;

            (iii) conflict with, result in a breach of, or constitute a default under any agreement or instrument to which the Purchaser is a party or by which it is bound; or

            (iv) create any claim, charge, lien, equity, encumbrance or security interest in, on or over the Loan Notes.

       (d) the Purchaser has power to issue the Loan Notes and is duly authorised to do so;

8.2 The Purchaser undertakes that neither it nor the Company will initiate any action which they believe may lead to any dividend paid or other distribution made by the Company to the Shareholders being declared unlawful.

8.3    The Purchaser shall procure that:

       (a) if the Austin Knight Pension & Life Assurance Scheme established by a Deed dated 28 March 1969 (the "Scheme") is terminated, the Company will put the trustees of the Scheme in funds to secure in full all benefits under the Scheme (other than benefits for those who have elected to take a transfer value to another pension scheme or arrangement) by means of appropriate policies of insurance or appropriate annuity contracts (as defined in section 19(4) of the Pension Schemes Act 1993) to the extent that the costs are not met from the assets of the Scheme; and

       (b) the Company will not, over a period of five years from Completion, exercise any rights of amendment or termination (under the Scheme or under contracts of employment) so as to reduce or materially prejudice the rights accruing under the Scheme in respect of service after the Completion Date for those employees of the Group who are members of the Scheme on the Completion Date, except if and to the extent required by law.

8.4 The Purchaser undertakes to the Warrantor to maintain in full force and effect all current Austin Knight bonus schemes for the financial year ending 30 September 1997 applicable to all Austin Knight employees and to pay all bonuses accruing or arising under such schemes in accordance with the scheme rules, applying any allowable discretion on a consistent basis with previous years.

9.     NON-DISCLOSURE OF INFORMATION

       The Warrantor shall not disclose any confidential information of the Group to any person or intentionally enable any person to become aware of any confidential information relating to the Group except as required by law or in order to give effect to this Agreement unless and until such confidential information comes into the public domain otherwise than as a result of its wrongful disclosure to any person. The expression "confidential information" in this Clause shall mean trade secrets, customer lists, lists of suppliers, reports, notes, inventions, know how and memoranda and other documentary records of a confidential nature.
       The obligations of confidentiality set out in this Clause 9 shall also not apply to any information which is required to be disclosed by order of a court of competent jurisdiction or recognised stock exchange or government department or agency, in which event the Warrantor shall, in so far as is reasonably practicable, inform the Purchaser of such requirements prior to such disclosure.

10.    PERMITTED DISPOSAL

       At any time prior to Completion, the Company may sell the shares of the Excluded Company to any third party and on any terms which it thinks fit, provided that at such time the Excluded Company is no longer a legal or beneficial owner of any Shares. The Warrantor shall procure that the Excluded Company shall, following Completion, retain sufficient funds in their control to remit to the Company to discharge the Company's obligations under the PAYE Regulations or procure that the Optionholders remit such funds to the Company. In any event such funds shall be remitted to the Company within 7 days of Completion.

11.    FURTHER ASSURANCE AND ATTORNEY

11.1 Upon and after Completion the Warrantor shall use its reasonable endeavours to do and execute or procure to be done and executed all other necessary acts deeds documents and things within their power reasonably required to give effect to this Agreement.

11.2 On or after Completion, at the request of the Purchaser, the Warrantor shall use its reasonable endeavours to procure that the Selling Shareholders shall execute as a deed a power of attorney in favour of the Purchaser or (subject always to Clause 12) such person as may be nominated by the Purchaser generally in respect of the Sale Shares and in particular to enable the Purchaser (or its nominee) to attend and vote at general meetings of the Company.

11.3   For the purposes of this Agreement the implied covenant given pursuant to
       Section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not be qualified by the words "other than any charges, encumbrances or rights which that person does not or could not reasonably be expected to know about".

12.    ANNOUNCEMENTS AND INFORMATION

       Except as required by law or by the terms of this Agreement or by The Stock Exchange or by the SEC, the Warrantor shall not disclose the terms of this Agreement and all announcements and circulars by or on behalf of any of the parties hereto and relating to the sale and purchase hereunder (including statements made in annual reports and accounts) shall so far as reasonably practicable, be shown to the Purchaser prior to disclosure and/or publication.

13.    GENERAL

13.1 All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already fully performed.

13.2 This Agreement is personal to the Warrantor who may not assign it or any rights herein, or delegate or sub-contract the performance of any of its obligations hereunder, except as provided herein or with the Purchaser's prior written consent (which shall not be unreasonably withheld or delayed). The Purchaser may assign the benefit of all or any part of this Agreement to any member of the Purchaser's Group provided that the Purchaser shall reassign to the Purchaser or any other member of Purchaser's Group, if such assignee subsequently leaves the Purchaser's Group

13.3 The Warrantor is not and shall not be deemed to be the agent of the Shareholders.

13.4 This Agreement shall not be varied except in writing signed by duly authorised officers of the parties.

13.5 No delay, neglect or forbearance on the part of any party in enforcing against any other party any obligation under this Agreement shall operate as a waiver or in any way prejudice any right of the first-mentioned party under this Agreement. No waiver of any breach of any provision of this Agreement shall be deemed to authorise any prior or subsequent breach of the same or any other provision. Save where the context otherwise requires, no single or partial exercise by any party of any right, power or remedy hereunder shall preclude any prior or subsequent exercise of the same or any other right, power or remedy.

13.6 Any liability to any party hereunder may in whole or in part be released, compounded, compromised or time or indulgence given by any other party (in its absolute discretion without in any way prejudicing or affecting the Party's rights against the other.

13.7 Notwithstanding that any one or more provisions of this Agreement may prove to be illegal or unenforceable, the remaining provisions hereof shall continue in full force and effect.

13.8 This Agreement and the other documents referred to herein constitute the entire agreement between the parties relating to the transactions contemplated by this

       Agreement and supersede all previous agreements, arrangements and undertakings between the parties in respect of the subject matter hereof.

13.9 Each party acknowledges that in entering into this Agreement it places no reliance on any representation, warranty or other statement relating to the subject matter of this Agreement, save for the Warranties. No party shall have any liability or remedy in tort in respect of any representation, warranty or other statement relating to the subject matter of this Agreement (whether or not contained in the Warranties or otherwise in this Agreement) being false, inaccurate and/or incomplete unless it was made fraudulently. The Purchaser shall have no right of rescission of this Agreement, whether before or after Completion, except as expressly provided for in this Agreement.

13.10 The Purchaser acknowledges that in entering into this Agreement it has not relied on any representation, warranty or other statement made to it by any of the Shareholders (in their capacity as Shareholders). No Shareholder (in their capacity as Shareholders) shall have liability in tort in respect of any representation, warranty or other statement relating to the subject matter of this Agreement being false, inaccurate and/or incomplete, unless it was made fraudulently.

13.11 The Purchaser acknowledges that it has executed this Agreement as a deed with the intention that each of the Shareholders shall be entitled to the benefit of, and so where appropriate shall be entitled to enforce directly, each of the rights and exclusions of liability stated in this Agreement (including, without limitation, in Clause 3 and 13.10) to be granted to the Shareholders or any category of them, in each case in accordance with and subject to the terms and conditions of this Agreement.

13.12 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The execution by a party of one or more counterparts shall constitute execution by that party of this Agreement for all purposes.

13.13 Each party shall bear its own costs, charges and expenses of and incidental to the entering into and carrying into effect of this Agreement and the documents referred to herein except as otherwise expressly provided in this Agreement.

14.    NOTICES

14.1 Any notice or other document to be served under this Agreement shall be in writing and shall be delivered by hand, facsimile transmission or prepaid registered or recorded delivery post addressed to the other party (or in the case of the Warrantor, to the Warrantor's Solicitors) at the respective address herein contained or such other address in the United Kingdom as may previously have been notified by such party in respect of itself in accordance with this Clause 13.

14.2 Any notice given pursuant to Clause 14.1 shall be deemed to have been served:

       (a)  if delivered by hand, on the first Business Day following delivery;

       (b) if sent by facsimile transmission, on the first Business Day following transmission;

       (c) if sent by prepaid registered or recorded delivery post, on the third Business Day after posting if the address of the recipient is in the country of despatch, otherwise on the seventh Business Day after posting.

14.3 In proving service it shall be sufficient proof, in the case of a notice sent by prepaid registered or recorded delivery post, that the envelope containing the same was properly stamped, addressed and placed in the post and, in the case of facsimile transmission, that it was properly addressed and successfully transmitted.

14.4 The receipt by the Warrantor's Solicitors of any sum to be paid to, or notice or document to be served on, the Warrantor or the Shareholders under this Agreement shall satisfy and discharge the Purchaser's obligation to pay or deliver it to the Warrantor or the Shareholders.

15.    PROPER LAW

15.1 This Agreement shall be governed by and interpreted in accordance with the laws of England.

15.2 The parties hereby submit to the exclusive jurisdiction of the High Court of Justice in London.

IN WITNESS whereof this Agreement has been executed the day and year first before written

                                      SCHEDULE 1
                                        PART A
                       PARTICULARS OF THE CURRENT SHAREHOLDERS

                                                              AS AT 01.07.97
                                                           NO OF ORDINARY SHARES
   FOLIO                       NAME                             @ 25P EACH

2/21        Mr. D.A. Basham                            264,808
            143 Ireton Avenue
            Ashley Park
            Walton on Thames
            Surrey  KT12 1EN
2/21        Mrs. E.B. Basham                           204,720         102,360
            2 Regency Lodge
            Oatlands Chase
            Weybridge
            Surrey  KT13 9SA
            Trustees of Mrs EB Basham No 1 Trust for                    51,176
            David's Children
            c/o Mr DA Basham
            143 Ireton Avenue
            Ashley Park
            Walton on Thames
            Surrey  KT12 1EN
            Trustees of Mrs EB Basham No 1 Trust for                    51,184
            Stephen's Children
            c/o Mr SA Basham
            Southdene
            3 Manor Walk
            Weybridge Park
            Surrey  KT13 8SD
2/22        Mr. S.A. Basham                            256,672
            Southdene
            3 Manor Walk
            Weybridge Park
            Weybridge
            Surrey  KT13 8SD
2/22        Mrs. M. Brown (dec'd)                       50,792
            c/o Carol Brown
            7 Chelsfield Point
            Penshurst Road
            London  E9 7DY
2/23        Mr. K.G. Fordham                           468,224
            Glendyne
            Hook Heath Road
            Woking
            Surrey  GU22 0QE
2/38        Messrs. D.T. French & G.J. Newman (AK       48,000
            Gibbs deceased Life Interest Account)
            c/o 35-37 Belmont Road
            Uxbridge
            Middlesex  UB8 1RH
2/39        Messrs. D.T. French & G. J. Newman          16,000
            (Personal

            Representatives of AK Gibbs
            deceased)
            c/o 35-37 Belmont Road
            Uxbridge
            Middlesex  UB8 1RH
2/24        Mrs. A.W. Gibbon                            15,680
            Starlings
            Sandpit Hall Road
            Chobham
            Surrey  GU24 8HA
2/24        Mrs. A.W. Gibbon, Mr P.R. Gibbon, Mr.       41,440
            T.E.A. Gibbon & Mrs. K A. Hunt (TEAG a/c)
            Starlings
            Sandpit Hall Road
            Chobham
            Surrey  GU24 8HA
2/25        Mrs. A.W. Gibbon, Mr. P.R Gibbon, Mr.       41,440
            T.E.A. Gibbon & Mrs. K.A. Hunt (KAH a/c)
            Starlings
            Sandpit Hall Road
            Chobham
            Surrey  GU24 8HA
2/25        Mrs. A.W. Gibbon, Mr. P.R. Gibbon, Mr.      41,440
            T.E.A. Gibbon & Mrs. K.A. Hunt (PRG a/c)
            Starlings
            Sandpit Hall Road
            Chobham
            Surrey  GU24 8HA
2/26        Mr. P.R. Gibbon                            264,808
            Brambledown
            The Mount
            Chobham
            Surrey  GU24 8AW
2/26        Mr. T.E.A. Gibbon                           40,016
            Apartment 19F
            200 East 57th Street
            New York, NY 10022
            USA
2/27        Mrs. G.A. Hunt                             224,720
            Touchwood
            Berry Hill Road
            West Adderbury
            Near Banbury
            Oxon  OX17 3HF
2/27        Mrs. K.A. Hunt                              60,000
            100 Castlenau
            Barnes
            London  SW13 8EU
2/28        Mrs. K A. Hunt (KAH a/c)                    20,000
            100 Castlenau
            Barnes
            London  SW13 8EU
2/28        Mr. E.A. Kinchin                            80,888
            231 Malden Road
            New Malden
            Surrey  KT3 6AG
2/29        Mr. A.T. Knight                            207,680
            127 Cotmaton Road
            Sidmouth

            Devon  EX10 8XN
2/29        Mr. S.W. Ledden                             85,872
            Greensleeves
            4 Cricket Way
            Weybridge
            Surrey  KT13 9LP
2/30        Mr. T.C. Mallott                            92,032
            6 Christchurch Road
            Sidcup
            Kent  DA15 7HE
2/31        Mrs. S.J. Perry                            223,112
            20 Bunn Road
            Exmouth
            Devon  EX8 5PP
2/31        Mr. J.R. Ratcliffe                         113,200
            18 Castle Lane
            Warwick
            Warwickshire  CV34 4BU
2/31        Mr. M.E. Ray                                88,352
            5 The Squirrels
            Pinner
            Middlesex  HA5 3BD
2/32        Mrs. M.K. Stanton                           18,000
            7 The Brindles
            Banstead
            Surrey  SM7 1AE
2/32        Mr. C.P.T. Walker                           18,000
            2 Lower Clayhill Cottages
            Barcombe Mills
            Near Lewes
            East Sussex
2/33        Messrs. D.A. Basham, T.E.A. Gibbon, &      104,360
            S.J. Perry
            143 Ireton Avenue
            Walton on Thames
            Surrey  KT12 1EN
2/33        Messrs. D.A. Basham, T.E.A. Gibbon & S.J.  104,320
            Perry
            143 Ireton Avenue
            Walton on Thames
            Surrey  KT12 1EN
2/34        Messrs. D.A. Basham, T.E.A. Gibbon & S.J.  104,320
            Perry
            143 Ireton Avenue
            Walton on Thames
            Surrey  KT12 1EN
2/34        K.B. (C.I.) Nominees Limited               264,784
            c/o Ann Romeril
            KPMG
            PO Box 76, Wests Centre
            St Helier, Jersey   CI JE4 8PQ
            (The TEA Gibbon Settlement)
2/35        Susan Jennifer Perry                       200,000
            and Gillian Ann Hunt
            (ATK 1964 Settlement)
            20 Bunn Road
            Exmouth
            Devon  EX8 5PP
2/35        Alan Hunt and Gillian Ann Hunt             104,320
            (WO Knight 1970 Settlement)
            Touchwood

            Berry Hill Road
            West Adderbury
            Near Banbury
            Oxon  OX17 3HF
2/36        Susan Jennnifer Perry                      100,000
            and Gillian Ann Hunt
            (ATK 1977 Settlement)
            20 Bunn Road
            Exmouth
            Devon  EX8 5PP
2/36        Alan Hunt and Gillian Ann Hunt             100,000
            (ATK 1977 Settlement)
            Touchwood
            Berry Hill Road
            West Adderbury
            Near Banbury
            Oxon  OX17 3HF
2/37        Alan Hunt and Gillian Ann Hunt             200,000
            (ATK 1964 Settlement)
            Touchwood
            Berry Hill Road
            West Adderbury
            Near Banbury
            Oxon  OX17 3HF
2/39        Austin Knight Trustees Limited             132,000
            Knightway House
            20 Soho Square
            London  W1A 1DS
2/38        B.K. Tatnall & Ors.                        540,000
            Messrs Calthrops
            11 Market Place
            Spalding
            Lincolnshire  PE11 1SP
            (The Estate of Mrs FM Lamping)
3/01        N.W. Crouch                                  8,000
            13 Williams Drive
            Moraga
            California  94556
            USA
3/02        J.B. Gowshall                                3,000
            Hillcrest
            Chess Hill
            Loudwater
            Rickmansworth
            Hertfordshire  WD3 4HU
3/03        J.A. Skidmore                               15,000
            Button Oak
            Jacksons Lane
            Hazel Grove
            Stockport  SK7 5JS
3/04        R.G. Townes                                 15,000
            1 Barnetts Grove
            Kidderminster
            Worcestershire  DY10 4HG
3/05        Mr KD Johnson                               10,000
            Apartment 1404
            180 Broad Street
            Stamford, CT 06901

            USA
3/06        Mrs Anne Riley                               8,000
            44 Molasses House
            Plantation Wharf
            London  SW11 3TN
3/007       AH Snervalin                                 4,000
            30 Rue Rottembourg
            75012 Paris
            France
                                                       5,003,000
                                                       ---------

                              PART B
                 PARTICULARS OF THE OPTIONHOLDERS

                  AUSTIN KNIGHT TRUSTEES LIMITED


     Name                                    Options Outstanding
________________________________________________________________


JR Ratcliffe                                              20,000
JA Skidmore                                                5,000
RG Townes                                                  2,000
KD Johnson                                                10,000
AC Riley                                                   9,000
N Crouch                                                   3,000
H Weuring                                                  4,000
A Snervalin                                                3,000
I Adams                                                    3,500
S Cooney                                                  10,000
M Daglish                                                  2,000
G Davies                                                   3,500
N Hartley                                                  3,500
R Juniper                                                  7,000
P O'Connor                                                 4,000
T Townsend                                                 2,000
A Blair                                                    2,000
N Sampson                                                  2,000
R Gunning                                                  2,000
N Marsh                                                    2,000
W Cogle                                                    2,000
C Sexton                                                   2,000
M Williams                                                 2,000
M Montieth                                                 3,500
D Thornton                                                 5,000
J Upwood                                                   2,000


________________________________________________________________

TOTAL  116,000

                                      SCHEDULE 2

                                        PART A
                                DETAILS OF THE COMPANY


Name:                         Austin Knight Limited

Registered Number:            185725

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London  W1A 1DS

Authorised share capital:     (pound)2,000,000 divided into 8,000,000 Ordinary
                              Shares of 25 pence each.

Issued share capital:         (pound)1,250,750 divided into 5,003,000 Ordinary
                              Shares of 25 pence each

Registered shareholders:      (see Schedule 1)

Directors:                    R A Campbell; S J Cooney; K G Fordham; D T French;
                              T C Mallott and J R Ratcliffe.

Secretary:                    J R Upwood

Auditors:                     KPMG

Outstanding Charges:

                                        PART B

                             DETAILS OF THE SUBSIDIARIES


Name:                         Austin Knight Investments Limited

Registered Number:            1739021

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London  W1A 1DS

Authorised share capital:     (pound)100 divided into 100 Ordinary Shares of
                              (pound)1 each

Issued share capital:         (pound)100

Registered shareholders:      The Company              98 Ordinary Shares

                              K G Fordham              1 Ordinary Share

                              S J Cooney               1 Ordinary Share

Directors:                    K G Fordham, J R Ratcliffe, S J Cooney


Secretary:                    J R Upwood


Auditors:                     KPMG


Outstanding Charges:

Name:                         Austin Knight Inc.

Registered Number:

Country of Incorporation:     USA

Registered Office:            100 Shoreline Highway, Sausalito, California

Authorised share capital:     200 Preferred Shares
                              1,000 Common Shares

Issued share capital:         1 Preferred Share
                              201 Common Shares

Registered shareholders:

Directors:                    N Crouch, N Hartley, K Johnson, J R Ratcliffe,
                              S J Cooney

Secretary:                    N Crouch

Auditors:                     KPMG

Outstanding Charges:

Name:                         Austin Knight Canada Inc.

Registered Number:            2005123

Country of Incorporation:     Canada

Registered Office:            Suite 1403, 1 Yonge Street, Toronto, M5E 1J9
                              Canada

Authorised share capital:     400,000

Issued share capital:         400,000

Registered shareholders:      The Company

Directors:                    J R Ratcliffe, R Meech, D Harley, K Johnson,
                              L Richardson

Secretary:                    D Morley

Auditors:                     Peat Marwick Thorne/KPMG

Outstanding Charges:

Name:                         Austin Knight Consulting Pty Limited

Registered Number:            ACN 061 394 554

Country of Incorporation:     Australia

Registered Office:            120-130 Arthur Street, North Sydney, New South
                              Wales 2060, Australia

Authorised share capital:     1,000,000 Ordinary Shares of AUS $1 each

Issued share capital:         2 Ordinary Shares of AUS $1 each

Registered shareholders:

Directors:                    W Asprey, C Bongarzoni, J R Ratcliffe, S J Cooney,
                              R Juniper

Secretary:

Auditors:                     Pannell Kerr Forster

Outstanding Charges:

Name:                         Austin Knight Pty Limited


Registered Number:            ACN 002 125 420

Country of Incorporation:     Australia

Registered Office:            122 -130 Arthur Street, North Sydney, New South
                              Wales 2060, Australia

Authorised share capital:     2,500,000 Ordinary Shares of AUS $1 each

Issued share capital:         2,175,000 Ordinary Shares of AUS $1 each

Registered shareholders:

Directors:                    W Asprey, C Bongarzoni, J R Ratcliffe, S J Cooney
                              and R Juniper

Secretary:

Auditors:                     Pannell Kerr Forster

Outstanding Charges:

Name:                         Austin Knight France SA

Registered Number:            8351 2948 814

Country of Incorporation:     France

Registered Office:            26 Avenue de L'Opera, 75001 Paris, France

Authorised share capital:     2,500,000 FFr

Issued share capital:         2,500,000 FFr

Registered shareholders:      Austin Knight Limited; John Ratcliffe; Alan
                              Snervalin; Anne Perru; Stephen Cooney; John
                              Skidmore; John Upwood.

Directors:                    John Ratcliffe; Alain Snervalin; Stephen Cooney

Secretary:

Auditors:                     KPMG

Outstanding Charges:

Name:                         Austin Knight BV

Registered Number:            33055649

Country of Incorporation:     The Netherlands

Registered Office:            Donauweg 8d, 1043 AJ Amsterdam, The Netherlands

Authorised share capital:     5,000,000 FL

Issued share capital:         1,312,100 FL

Registered shareholders:      Austin Knight International BV

Directors:                    H Weuring, J R Ratcliffe, S J Cooney, FAHM Ten
                              Doerschate

Secretary:

Auditors:                     KPMG

Outstanding Charges:

Name:                         Austin Knight International BV

Registered Number:            33201029

Country of Incorporation:     The Netherlands

Registered Office:            Donauweg 8d, 1043 AJ Amsterdam, The Netherlands

Authorised share capital:     5,000,000 FL

Issued share capital:         1,312,000 FL

Registered shareholders:      The Company

Directors:                    J R Ratcliffe

Secretary:

Auditors:                     KPMG

Outstanding Charges:

Name:                         Carre Turenne SA

Registered Number:            8333 343 127

Country of Incorporation:     France

Registered Office:            26 Avenue de L'Opera, 75001 Paris, France

Authorised share capital:     5000,000 FFr

Issued share capital:         500,000 FFr

Registered shareholders:      Austin Knight Investments Limited; John Ratcliffe;
                              Stephen Cooney; John Skidmore; Alain Snervalin;
                              John Upwood; Anne Perru

Directors:                    John Ratcliffe; Stephen Cooney; Alain Snervalin

Secretary:

Auditors:                     KPMG

Outstanding Charges:

Name:                         Alliance Resources Humaines SA

Registered Number:

Country of Incorporation:     France

Registered Office:

Authorised share capital:

Issued share capital:

Registered shareholders:

Directors:

Secretary:

Auditors:

Outstanding Charges:

Name:                         DB Carre SARL

Registered Number:

Country of Incorporation:     France

Registered Office:

Authorised share capital:

Issued share capital:

Registered shareholders:

Directors:

Secretary:

Auditors:

Outstanding Charges:

Name:                         Bidborough Limited

Registered Number:            2813

Country of Incorporation:     Bahamas

Registered Office:            Bahamas International Trust Building, Road Town,
                              Tortola, British Virgin Islands

Authorised share capital:     10,000 Shares of US $1 each

Issued share capital:         10,000 Shares of US $1 each

Registered shareholders:      Ark Limited, Bitmore Limited

Directors:                    Baird Limited, Boyne Limited

Secretary:

Auditors:                     KPMG

Outstanding Charges:

Name:                         Reynell Limited

Registered Number:            2822436

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London  W1A 1DS

Authorised share capital:     (pound)100,000 divided into 100,000 Shares of
                              (pound)1 each

Issued share capital:         (pound)100 divided in 100 Shares of (pound)1 each

Registered shareholders:      The Company

Directors:                    S J Cooney, R J Juniper, Mary C E Quirke, J R
                              Ratcliffe, J A Watson

Secretary:                    J R Upwood

Auditors:                     Dormant Company whose accounts are reviewed by
                              KPMG as part of group audit

Outstanding Charges:          NIL

Name:                         Ridley Jones Advertising Services Limited

Registered Number:            1726206

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London  W1A 1DS

Authorised share capital:     (pound)100 divided into 100 Shares of (pound)1
                              each

Issued share capital:         (pound)100 divided into 100 Shares of (pound)1
                              each

Registered shareholders:      The Company              98 Ordinary Shares

                              K G Fordham              1 Ordinary Share

                              J R Ratcliffe            1 Ordinary Share

Directors:                    S J Cooney and J R Ratcliffe

Secretary:                    J R Upwood

Auditors:                     Dormant Company whose accounts are reviewed by
                              KPMG as part of group audit

Outstanding Charges:          NIL

Name:                         TCT Fullpoint Limited

Registered Number:            2822471

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London  W1A 1DS

Authorised share capital:     (pound)100,000 divided into 100,000 Shares of
                              (pound)1 each

Issued share capital:         (pound)100 divided into 100 Shares of (pound)1
                              each

Registered shareholders:      The Company

Directors:                    S J Cooney and J R Ratcliffe

Secretary:                    J R Upwood

Auditors:                     Dormant Company whose accounts are reviewed by
                              KPMG as part of group audit

Outstanding Charges:          NIL

Name:                         Townsend Knight Consulting Limited

Registered Number:            1962925

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London W1A 1DS

Authorised share capital:     (pound)100 divided into 100 Shares of (pound)1
                              each

Issued share capital:         (pound)100 divided into 100 Shares of (pound)1
                              each

Registered shareholders:      The Company              98 Ordinary Shares

                              K G Fordham              1 Ordinary Share

                              S J Cooney               1 Ordinary Share

Directors:                    S J Cooney and J R Ratcliffe

Secretary:                    J R Upwood


Auditors:                     Dormant Company whose accounts are reviewed by
                              KPMG as part of group audit

Outstanding Charges:          NIL

Name:                         Austin Knight UK Limited

Registered Number:            1549645

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London  W1A 1DS

Authorised share capital:     (pound)100 divided into 100 Shares of (pound)1
                              each

Issued share capital:         (pound)100 divided into 100 Shares of (pound)1
                              each

Registered shareholders:      The Company              98 Ordinary Shares

                              K G Fordham              1 Ordinary Share

                              S J Cooney               1 Ordinary Share

Directors:                    S J Cooney, Mary C E Quirke, J R Ratcliffe, Anne C
                              Rile, J A Skidmore, R G Townes

Secretary:                    J R Upwood

Auditors:                     Dormant Company whose accounts are reviewed by
                              KPMG as part of group audit

Outstanding Charges:          NIL

Name:                         The Square Communications Limited
                              (formerly Aztec/AKBB Limited)

Registered Number:            2874340

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London W1A 1DS

Authorised share capital:     (pound)500,000 divided into 500,000 Ordinary
                              Shares of (pound)1 each

Issued share capital:         (pound)2 divided into 2 Ordinary Shares of
                              (pound)1 each

Registered shareholders:      J R Ratcliffe and S J Cooney

Directors:                    C D N Borg, S J Cooney, P Millest, Mary C E
                              Quirke, J R Ratcliffe, D Thornton, G Waltan

Secretary:                    J R Upwood

Auditors:                     Dormant Company whose accounts are reviewed by
                              KPMG as part of group audit

Outstanding Charges:          NIL

Name:                         Butler Borg Millest Limited

Registered Number:            2858017

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London  W1A 1DS

Authorised share capital:     (pound)100,000 divided into 100,000 Ordinary
                              Shares of (pound)1 each

Issued share capital:         (pound)2 divided into 2 Ordinary Shares of
                              (pound)1 each

Registered shareholders:      The Company

Directors:                    S J Cooney J R Ratcliffe

Secretary:                    J R Upwood

Auditors:                     Dormant Company whose accounts are reviewed by
                              KPMG as part of group audit

Outstanding Charges:          NIL

Name:                         Juniper Woolf Nucleus Advertising Partnership
                              Limited

Registered Number:            2805884

Country of Incorporation:     England

Registered Office:            Knightway House, 20 Soho Square, London W1A 1DS

Authorised share capital:     (pound)100,000 divided into (pound)100,000
                              Ordinary Shares of (pound)1 each

Issued share capital:         (pound)100 divided into L100 Ordinary Shares of
                              (pound)1 each

Registered shareholders:      The Company

Directors:                    S J Cooney and J R Ratcliffe

Secretary:                    J R Upwood

Auditors:                     Dormant Company whose accounts are reviewed by
                              KPMG as part of group audit

Outstanding Charges:          NIL

                                      SCHEDULE 3

                                      WARRANTIES

                                       CONTENTS



1.     Interpretation

2.     The Company and Subsidiaries

3.     Accounts and Financial Position

4.     Events since Accounts Date

5.     Taxation

6.     Properties

7.     Environmental Matters

8.     Assets

9.     Material Contracts and Liabilities

10.    Compliance with Applicable Legislation

11.    Employees

12.    Pensions and other Benefits

13.    Intellectual Property and Know-How

14.    Insurance

15.    Loans and Bank Accounts

16.    Litigation

17.    Insolvency


1.     INTERPRETATION

       In addition to Clause 1 of this Agreement, the following shall apply in relation to the interpretation of this Schedule:

       where any of the statements made in this Schedule are qualified by the words "to the best of the Warrantor's knowledge, information or and belief" or "so far as the Warrantor is aware" or qualified by a similar expression or the Warrantor has qualified a Warranty in terms that they have "no reason to believe" that any particular circumstance will obtain or has obtained, the Warrantor undertakes to the Purchaser that it has made due and careful enquiries in relation to the subject matter of such Warranty for the purposes of this Agreement of the following persons only in relation to the member of the Group set out against their respective names only and such words or such expression shall not be construed or given any wider interpretation, including that any further enquiries have been made, nor be deemed to include an additional statement to the effect that the statements have been made after due and careful enquiry of any other party or entity (whether a member of the Group, any of it officers or employees or otherwise):

              NAME                                IN RELATION TO
       (i)    The Directors and the Secretary     the Company and all other
              of the Company                      members of the Group

       (ii)   Mary Quirke (UK Finance             the Company and its UK
              Director), Anne Riley (Chief        Subsidiaries
              Executive, Austin Knight UK
              Limited), David Thornton (Chief
              Executive of The Square
              Communications Limited), Robert
              Townes (Chief Executive Reynell
              Limited and Deputy Chief
              Executive of Austin Knight UK
              Limited)

       (iii)  Kevin Johnson and Nigel Crouch      Austin Knight Inc. and Austin
                                                  Knight Canada Inc

       (iv)   Roger Juniper                       Austin Knight Pty Limited and
                                                  Austin Knight Consulting Pty
                                                  Limited

       (v)    Alain Snervalin, Chief Executive    Austin Knight France SA,
              and Laurence Zuilli                 Carre Turenne SA, Alliance
                                                  Resources Humaines SA and DB
                                                  Carre SARL

       (vi)   Henk Weuring, Chief Executive       Austin Knight BV and Austin
                                                  Knight

                                                  International BV.

       References in this Schedule to analogous legislation, body or systems shall mean bodies and systems operating or in existence in the United Kingdom, US, Canada, Australia, France, the British Virgin Islands, Bahamas and the Netherlands.

2.     THE COMPANY AND THE SUBSIDIARIES

2.1    MEMORANDUM AND ARTICLES OF ASSOCIATION, STATUTORY BOOKS AND RETURNS

       (a) The copies of the Memorandum and Articles of Association (and the bye laws or other constitutional documents) of each member of the Group which have been given to the Purchaser's Solicitors are accurate and complete in all respects and have annexed or incorporated copies of all resolutions or agreements required by the Companies Acts (or other analogous legislation) to be so annexed or incorporated.

       (b) The Register of Members and other statutory books and registers of the Company and (so far as the Warrantor is aware) analogous books or registers of each other member of the Group, has been properly kept and no notice or allegation that any of the same is incorrect or should be rectified has been received.

       (c) All material returns and particulars, resolutions (including elective resolutions) and other documents required to be filed with or delivered to the Registrar of Companies pursuant to the Companies Acts (or other analogouslegislation) have been properly and correctly made up and duly filed or delivered by or on behalf of each member of the Group.

2.2    THE SALE SHARES AND SHARE CAPITAL

       (a) The Shares will constitute at Completion the entire issued share capital of the Company.

       (b) No person has any right to call for the transfer or issue to him of any shares, debentures or other securities in any member of the Group (including the Sale Shares).

       (c) There are no options or other agreements under which any member of the Group may be required to issue any shares.

       (d) No member of the Group has, in the six years ending on the Accounts Date, at any time repaid, redeemed, purchased, cancelled or reduced its issued share capital or any class thereof or agreed to do so.

2.3    SUBSIDIARIES, SUBSIDIARY UNDERTAKINGS, ASSOCIATIONS AND BRANCHES

       Each member of the Group:

       (a) is not the holder or beneficial owner of, nor has it in the six years ending on the date hereof, agreed to acquire any class of any shares or other securities of any other body corporate (whether incorporated in the United Kingdom or elsewhere) other than shares or securities in the Subsidiaries;

       (b) in the six years ending on the date hereof, has not been nor has it agreed to become a member of any partnership or any other unincorporated association, joint venture or consortium; and

       (c) in the six years ending on the date hereof, has not had and does not now have any branch or permanent establishment outside the United Kingdom.

2.4    NAME

       The Company and the Subsidiaries do not use on their letterheads, books or vehicles (or otherwise carry on its business under) any name other than "Austin Knight" in its full corporate name or those of the Subsidiaries.

2.5    NO VIOLATION

       The execution, delivery and performance by the Warrantor of this Agreement and of the Deed of Indemnity and by the Selling Shareholders and the Warrantor of any other documents in the agreed form and the completion of this Agreement do not and will not:

       (a) conflict with, violate or result in any loss of benefit under, any order, judgement, writ or injunction; or

       (b) conflict with or violate any provision of the Memorandum and Articles of Association (or bye laws or other constitutional documents) of any member of the Group.

2.6    RESIDENCY

       No member of the Group is incorporated in, or organised under, the laws of any state of the US and the Group's principal office is not located in the USA. So far as the Warrantor is aware, as at 30 June 1997, the Group did not have assets located in the US (other than cash) having an aggregate book value of US$15 million or more, or the Group did not make aggregate sales in or into the US of US$25 million or more in the year ended on the Accounts Date calculated in accordance with 16 CFR Section
       802.50. For these purposes, "sales" means the revenues received by the Group (reported in the management accounts of Austin Knight Inc. as gross profit) and not gross billing amount (reported as turnover in the aforementioned management accounts).

3.     ACCOUNTS AND FINANCIAL POSITION

3.1    GENERAL

       The Accounts:

       (a) have been prepared under the historical cost convention and in accordance with all relevant Statements of Standard Accounting Practice issued by the

              Accounting Standards Committee of the Institute of Chartered Accountants of England and Wales and Financial Reporting Standards issued by the Accounting Standards Board and Abstracts issued by the Urgent Issues Task Force.

       (b) showed a true and fair view of the affairs of the Group as at the Accounts Date and of its results for the accounting reference period ended on that date;

       (c)    comply with the requirements of the Companies Acts;

       (d) were prepared on consistent bases and policies of accounting which are the same as those adopted in preparing the corresponding accounts for all accounting periods ending in the previous three years ("PREVIOUS ACCOUNTS") save as disclosed in the Accounts or the Previous Accounts;

       (e) save as the Accounts expressly disclose, were not affected by any exceptional or material (which for the purposes of this Warranty
              3.1 (e) shall mean an event or transaction exceeding in value the sum of (pound)1 million) non-recurring items.

3.2    PROVISION FOR LIABILITIES ETC. IN ACCOUNTS

       The Accounts make proper provision for or note all known liabilities, all known contingent liabilities (as defined in the relevant statement of Standard Accounting Practice) and all capital commitments of the Group as at the Accounts Date, and note and make proper provision or reserve for all known bad and doubtful debts.

3.3    VALUATION OF WORK IN PROGRESS

       In the Accounts work in progress includes all invoiced costs at the Accounts Date in respect of sales invoiced after the Accounts Date less any provision for irrecoverable amounts.

3.4    PROFITS

       The profits shown in the Accounts have not to a material extent been affected (except as therein disclosed) by any extraordinary item (within the meaning of and for the purposes of Financial Reporting Standards 3) or exceptional item (within the meaning of and for the purposes of Financial Reporting Standards 3).

3.5    TITLE TO ASSETS

       The assets included in the Accounts (other than trading stock disposed of since the Accounts Date in the ordinary course of business) and all other assets used or employed by the Group are the absolute property of the Group (other than normal retention of title provisions arising in the ordinary or proper course of the Group's business) free from any mortgage, charge, lien, bill of sale or other encumbrance other than those which are the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement, and all material assets are in the possession or under the control of the Group.

3.6    CONDITION OF PLANT, ETC.

       The material plant, machinery, office equipment and vehicles used by the Group are in a good state of repair having regard to their age and the uses to which they have been put and the vehicles are duly licensed and suitable for the purposes for which they are used.

3.7    FIXED ASSET REGISTER

       The Group has up-to-date fixed asset registers which specify in reasonable detail all material assets owned or used by it.

3.8    CONTROL OF RECORDS ETC.

       All material records and information owned by the Group (whether or not held in written form) are in its exclusive possession, under its direct control and subject to unrestricted access by it.

3.9    ACQUISITION AT ARM'S LENGTH

       The Group has not within the period of twenty-four months ending on the date hereof acquired any asset on terms which were not by way of bargain at arm's length.

3.10   REALISATION OF BOOK DEBTS

       The book debts shown in the Accounts have realised, or will realise within three months from the date of the Agreement, their full nominal amount less any reserve for bad or doubtful debts included in the Accounts. All book debts shown in the Accounts have arisen in bona fide arm's length transactions in the ordinary course of business and the Warrantor has no knowledge of any reason why such book debts would not be collectable in the ordinary course.

3.11   BORROWINGS AND CHARGES

       Except as disclosed in the Disclosure Letter (it being acknowledged by the Purchaser that it does not require the Warrantor to disclose amounts outstanding on overdraft or under any of such disclosed in the Disclosure Letter) or in the Accounts, the Group does not have outstanding:

       (a) any borrowing or indebtedness in the nature of borrowing, including any bank overdraft, any liability under acceptances (otherwise than in respect of normal trade bills) or any acceptance credit;

       (b) any other indebtedness, other than that arising in the ordinary course of its business.

3.12   STATE OF CURRENT BORROWINGS

       No member of the Group has received notice to repay under any agreement relating to borrowing or indebtedness in the nature of borrowing on its part which is repayable on demand, and, so far as the Warrantor is aware, no event of default has occurred under any agreement relating to any other borrowing or indebtedness in the nature of borrowing on its part, nor, so far as the Warrantor is aware, has any other event occurred which, with the giving of notice or lapse of time or making of any determination, or any combination of them, would constitute such an event of default.

3.13   LOANS TO DIRECTORS ETC.

       There is not outstanding:

       (a) any loan made by any member of the Group to, or debt owing to any member of the Group by, the Shareholders (or any of them) or any director or senior executive of the Group or any Connected Person of any of them;

       (b) any agreement or arrangement to which any member of the Group is a party and in which the Shareholders (or any of them) or any director or senior executive of the Group or any Connected Person of any of them is interested;

       (c) any agreement or arrangement between any member of the Group and any company of which it is a subsidiary or another subsidiary of any such company (including, but not limited to, any such agreement or arrangement under which any member of the Group is, or may in the future become, liable to pay any service, management or similar charge or to make any payment of interest or in the nature of interest).

3.14   FACTORING

       No member of the Group has factored any of its debts, or engaged in financing of the type which would not require to be shown or reflected in the Accounts.


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3.15   TRADE CREDITORS

       So far as the Warrantor is aware, none of the Group's trade creditors whose supply is significant to any member of the Group have in the last twelve months indicated to any member of the Group that it intends to or has threatened to cease trading with the Group.

3.16   MANAGEMENT ACCOUNTS

       The unaudited consolidated management accounts the Company for the periods commencing respectively on 1 October 1996 and ended on 31 March 1997 were honestly and properly prepared in a manner consistent with that adopted in the preparation of the consolidated management accounts of the Company for all periods ended during the twelve months prior to the Accounts Date and, so far as the Warrantor is aware, are not misleading in any material respect.

4.     EVENTS SINCE THE ACCOUNTS DATE

4.1    Since the Accounts Date:

       (a) apart from the dividends provided for in the Accounts and the payment of the Pre-Sale Dividend no dividend or other distribution (as defined for the purposes of ss. 209 or 210 ICTA) has been declared, paid or made by the Group;

       (b) the business of each member of the Group (unless such member was a dormant company as at the Accounts Date) has been carried on in the ordinary course and so as to maintain it as a going concern;

       (c) there have been no material adverse changes in the financial or trading position of the Group taken as a whole or of any member of the Group in the United Kingdom, US and/or Australia;

       (d) there has been no material reduction in the value of the total net tangible assets (meaning the tangible fixed assets plus current assets less current


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              and long term liabilities) of the Group on the basis of the valuations adopted in the Accounts;

       (e) the business of the Group has not been materially and adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a similar extent which would seriously impair the profitability of the Group and the Warrantor is not aware of any facts likely to give rise to any such effect;

       (f) no member of the Group has acquired or disposed of or agreed to acquire or dispose of any business or any material asset other than trading stock in the ordinary course of business;

       (g) so far as the Warrantor is aware, no debtor owing in excess of (pound)250,000 has been released in respect of a material amount (being an amount in excess of (pound)50,000) by any member of the Group on terms that he pays less than the book value of any debt (subject to settlement discounts on the usual terms) and, so far as the Warrantor is aware, no such material debt has been written off or has proved to be irrecoverable to such a material extent.


4.2 There are no adverse consequences to the financial and/or trading position of the Company as a result of the Pre-Sale Dividend (other than the payment itself and the associated ACT liability) and the Reconstruction and Reorganisation of the Share Capital. It is acknowledged that Schedule 7 to this Agreement (other than paragraphs 4 and 5) shall not apply to this Warranty 4.2.

5.     TAX

5.1    PAYMENT OF TAX

       Each member of the Group has in the six years ending on the Accounts Date promptly paid all Tax which it has become liable to pay and has not been nor is liable to pay any interest or penalties on any disputed Tax liability or late payment. The Warrantor is not aware of any assessment which any Tax Authority could make or should have made on any member of the Group which will give rise to a Tax Liability


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

       whether or not such an authority has sufficient information to make such an assessment.

5.2    WITHHOLDING TAX

       All payments by each member of the Group to any person which should have been made under deduction of Tax have been so made and each member of the Group has accounted to the relevant Tax Authority for all Tax so deducted. In particular, each member of the Group has duly complied with all its obligations to deduct and account to the Inland Revenue for all Tax so deducted under or pursuant to ss. 43, 119, 134, 349, 524, 536, 737 and 777 ICTA and under the tax deduction scheme contained in Chapter IV of Part XIII ICTA.

5.3    DISTRIBUTIONS

       (a) No claim has been made by any member of the Group under s.242 ICTA in the six years ending on the Accounts Date.

       (b) No member of the Group has, in the six years ending on the Accounts Date, made or received any distribution which is an exempt distribution within ss.213 to 218 ICTA.

       (c) No member of the Group has received any capital distribution in the six years ending on the Accounts Date to which the provisions of s.189 TCGA could apply.

5.4    CAPITAL ALLOWANCES

       (a) None of the assets for which a capital allowance has been or is capable of being made to any member of the Group has been disposed of or ceased to be used for the purposes of its trade since the Accounts Date.

       (b) No first year allowance under the provisions of CAA in respect of expenditure incurred by any member of the Group prior to the date hereof has been given


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

              in circumstances where such allowance has been or is likely to be recovered under the provisions of s.47 CAA.

       (c) None of the assets, expenditure on which has qualified for a capital allowance under Chapter I Parts I or II CAA, has at any time since such expenditure was incurred been used otherwise than as an industrial building or structure as defined in s.18 CAA.

       (d) All capital expenditure on which allowances are to be claimed has been properly notified by any member of the Group to the Inland Revenue within the period of two years set out in s118 FA 1994.

5.5    CAPITAL GAINS

       (a) No member of the Group has made any claim under ss. 23, 152, 161, 165, 242, 243, 244 or 247 TCGA nor has any claim under those sections been made by any other company so as to affect the base cost of any member of the Group's assets for the purpose of calculating chargeable gains.

       (b) No member of the Group has disposed of any asset such that s.17 TCGA could apply.

       (c) Following the sale of the freehold property at Knightway House, 20 Soho Square, London W1A 1DS, the sum of (pound)500,000 has been retained by the Company (to account for corporation tax on capital gains) together with the balance of the sale proceeds after the payment of the Pre-Sale Dividend and the amount of (pound)500,000 and the balance of the sale proceeds from the sale of the said freehold property shall not be distributed or dispersed in any way by the Company prior to Completion. It being acknowledged that
              Schedule 7 to this Agreement (other than paragraphs 4 and 5) shall not apply to this Warranty 5.5(c).

       (d) No member of the Group has made a capital loss to which the provisions of s.18(3) TCGA apply.


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

       (e)    No member of the Group has made a claim under ss.24, 48 or 280
              TCGA.

       (f) No claim has been made by any member of the Group under s.35(5) TCGA nor is the Group subject to such a claim by reason of para 7,
              Schedule 3, TCGA.

       (g) No member of the Group has capital losses which are being carried forward which are or might be affected by ss 177A and Schedule 7A TCGA.

5.6    GROUP PROVISIONS

       (a) All elections pursuant to s. 247 ICTA between the Company and any present or former member of the Group have been properly made and applied in respect of all dividends and interest payments and have been accepted by the relevant Tax Authority.

       (b) All claims for Group relief and consortium relief or consents to surrender by any member of the Group have been properly made and accepted by the relevant Tax Authority.

       (c) All claims for surrender of ACT by or to any member of the Group have been properly made by the relevant member of the Group and accepted by the relevant Tax Authority.

5.7    INTRAGROUP DISPOSALS

       No Tax has been assessed or is liable to be assessed on any member of the Group pursuant to s.190 TCGA in respect of any chargeable gain accrued prior to the date hereof. No member of the Group has at any time within the period of 3 years ending with the date hereof transferred any asset other than trading stock to any company which at the time of disposal was a member of the same group (as defined in s.170 TCGA).

5.8    OVERSEAS INTERESTS


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       (a)    In the six years ending on the Accounts Date, no member of the
              Group has carried out or caused or permitted to be carried out any of the transactions specified in s.765 ICTA.

       (b) All relief for Overseas Tax suffered or incurred has been properly claimed.

5.9    TAXATION IN RELATION TO EMPLOYEES

       (a) So far as the Warrantor is aware, each member of the Group has properly operated the Pay As You Earn System deducting income tax from all payments to or treated as made to employees and ex-employees of each such member of the Group and accounted to the relevant Tax Authority for all Taxes so deducted and all Tax chargeable where the Tax is an amount payable by such member of the Group on benefits provided for employees of such member of the Group.

       (b) So far as the Warrantor is aware, no member of the Group is liable to account for any payments under the Pay As You Earn System imposed on it pursuant to ss203B, 203C and/or 203E ICTA.

       (c) So far as the Warrantor is aware, no member of the Group has entered into any contract for services with any individual whom the relevant Tax Authority have indicated should be, or there are reasons to suggest that they will treat as, an employee rather than a self-employed person.

       (d) Each member of the Group has paid all National Insurance and Graduated Pension Contributions (or other analogous taxes) for which it is or will be liable and has maintained proper books and records relating thereto.

5.10   TAX AVOIDANCE

       (a) No member of the Group has made any major changes in its trade for the purposes of s768 ICTA for the period of three years up to and including the Completion Date.


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

       (b) In the six years ending on the Accounts Date, no member of the Group has been a party to any transaction to which the provisions of ss.125, 176 or 177 TCGA have or could be applied.

5.11   STAMP DUTY, CAPITAL DUTY AND STAMP DUTY RESERVE TAX

       (a) So far as the Warrantor is aware, all documents in which each member of the Group may have an interest in the enforcement thereof and which are subject to stamp duty have been duly stamped.

       (b) No member of the Group has made any claim for relief or exemption under s.55 FA 1927, s.42 FA 1930, or Schedule 19 FA 1973 within the five years ending on the date hereof.

       (c) No member of the Group has made any claim for relief or exemption under ss.75 to 77 FA 1986 in the six years ending on the Accounts Date.

5.12   VAT

       (a) No act or transaction has been effected in consequence whereof any member of the Group is or may be liable for any VAT chargeable against some other company.

       (b) Each member of the Group has made all necessary returns and payments and complied with all statutory provisions, rules, regulations, orders and directions concerning VAT.

       (c) All supplies made by each member of the Group have been taxable supplies and the provisions of s.26 VATA 1994 will not apply to deny credit for any input tax.

       (d) No member of the Group is a party to any arrangement whereby a transaction has been or will be effected with the result that a "self-supply" charge is incurred pursuant to paras 5 to 7, Sch. 10 VATA 1994, or pursuant to the Value Added Tax (Self-Supply of Construction Services) Order 1989.


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

       (e) No member of the Group has received a penalty liability notice in respect of any return pursuant to s.64 VATA 1994.

       (f) No member of the Group has paid VAT on any land or buildings purchased or leased and has not elected to waive exemption from VAT in respect of any land or buildings currently owned or let or sold or agreed to be let or sold by it.

       (g) No member of the Group has been supplied since 31 March 1990 with any land or buildings or any other goods or services affected by
              Part VA of the Value Added Tax (General) Regulations 1985.

       (h) The Warrantor has given details of all assets of any member of the Group to which the capital good scheme applies, the use to which such assets have been placed and the history of each such assets for VAT adjustment purposes.

5.13   MISCELLANEOUS TAXATION

       (a) In the six years ending on the Accounts Date, there has been no major change in the business of any member of the Group within the meaning of s.245 ICTA.

       (b) No member of the Group has been the subject of, or connected with the subject of any claim for, relief in respect of an issue of shares under the Business Expansion or Business Start-Up Schemes (or other analogous schemes).

       (c) So far as the Warrantor is aware, all relevant returns in respect of Tax have been properly and correctly made up and duly filed and delivered by or on behalf of each member of the Group within the prescribed time limits.

       (d) All assessments on any member of the Group where Tax has not been settled, have been properly appealed.


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

       (e) So far as the Warrantor is aware, no investment grants are liable to be repaid by any member of the Group.

       (f) So far as the Warrantor is aware, there are no outstanding or ongoing enquiries from any Tax Authority against or in respect of any member of the Group.

6.     PROPERTIES

6.1    TITLE

       (a) The Properties comprise all the land and buildings owned, used or occupied by the Group or in which it has an interest. In relation to any property no longer vested in any member of the Group, no member of the Group has received or, so far as the Warrantor is aware, anticipates receiving any notices served or to be served pursuant to the Landlord and Tenant (Covenants) Act 1995.

       (b) The relevant member of the Group is the legal and beneficial owner of all the Properties and would be able to transfer all the Properties with full title guarantee.

       (c) The relevant member of the Group has good and marketable title to each of the Properties.

       (d) The Group has in its possession or under its control all deeds and documents necessary to show title to the Properties all of which, so far as the Warrantor is aware, have been properly stamped.

       (e) So far as the Warrantor is aware, all deeds and documents relating to the properties in the possession of the Company and Austin Knight Investments Limited have been disclosed to the Purchaser.


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

       (f) Where the Properties are leasehold, each lease is, so far as the Warrantor is aware, valid and in force and no notice has been served on the relevant member of the Group pursuant to s.146 of the Law of Property Act 1925 (or other analogous legislation) and no notice to quit has been served.

6.2    OCCUPATION AND USE

       (a) The Group is entitled to vacant possession and is in occupation of all of the Properties except those which are tenanted or subject to licences or other rights of occupation.

       (b) So far as the Warrantor is aware, each member of the Group has paid all sums due in respect of the uniform business rates and other local taxes and, So far as the Warrantor is aware, there are no disputes in existence relating to the rateable value or rateable use of any property for the purposes of rating.

       (c) So far as the Warrantor is aware, the Company has not received any proposals or notices relating to the properties which, in the Warrantor's opinion, are likely to affect its use or enjoyment of them.

6.3    ENCUMBRANCES

       (a) None of the Properties is subject to any legal or equitable charge (fixed or floating), mortgage, rent charge, lien or other encumbrance securing the repayment of moneys or securing the obligation or liability of the relevant member of the Group or any other person.

       (b) So far as the Warrantor is aware, none of the Properties is subject to any outgoings other than general and water rates and (in the case of those Properties which are leasehold) rent, services charges, insurance premiums and VAT where applicable.


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

       (c) None of the matters disclosed in the Disclosure Letter except for any leases where a break notice has been served by the landlord or the tenant adversely affects the use and enjoyment of the relevant Property.

       (d) All the obligations and liabilities relating to the properties disclosed in the Disclosure Letter have been fully observed and performed, all payments in respect of them have been duly made, and the Group has no notice of any breach or alleged breach of any of them.

       (e) None of the Properties is subject to any option, right of pre-emption or right of first refusal.

       (f) None of the Properties is subject to any agreement for sale or agreement for lease.

6.4    PLANNING MATTERS

       (a) In this paragraph 6.4 the "Planning Act" means the Town and Country Planning Act 1990 (or other analogous legislation) and any other legislation from time to time relating to town and country planning.

       (b) So far as the Warrantor is aware, the use of each of the Properties is the permitted use for the purpose of the Planning Act.

       (c) So far as the Warrantor is aware, the Company (or the relevant member of the Group) has not received notice of any breach of planning control as defined under the Planning Act by any member of the Group.

       (d) So far as the Warrantor is aware, no member of the Group has breached the terms of any planning permissions, building regulation consents or other necessary consents, licences and approvals and no provisions remain to be fulfilled.

6.5    STATUTORY AND OTHER OBLIGATIONS


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

       (a) The Warrantor is not aware of any breach of applicable statutory and bye law requirements in respect of the Properties and, in particular, with all requirements relating to health and safety, means of escape in case of fire and the protection and preservation of life and property.

       (b) Each of the Properties where the Company (or the relevant member of the Group) has the responsibility to obtain a fire certificate has a current fire certificate.

       (c) The Warrantor is not aware of any outstanding statutory obligations to be fulfilled in respect of the Properties.

6.6    CONDITION OF THE PROPERTIES

       (a) So far as the Warrantor is aware, the parts of the buildings and other structures on the Properties, the repair of which is the responsibility of the relevant member of the Group, are in good and substantial repair and so far as the Warrantor is aware, fit for the purposes for which they are currently used.

       (b) So far as the Warrantor is aware, there is no evidence of any structural or other defect in any of the Properties which is likely to involve other than routine maintenance in the foreseeable future.

6.7    DISPUTES

       There are no matters in dispute or claims outstanding with any adjoining or neighbouring owner or occupier or with any landlord or tenant or with any authority, company or person in respect of any of the Properties and the Warrantor is not aware of any pending or anticipated disputes or claims.

6.8    LEASEHOLD PROPERTIES

       In respect of each of the leases and underleases under which the Properties are held by any member of the Group:


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

       (a) the relevant member of the Group has paid the rent, service charges and insurance and no member of the Group is aware of any breach of the covenants on the part of the tenant and the conditions contained therein;

       (b) all necessary licences, consents and approvals required from the landlords and any superior landlords have been obtained and the covenants on the part of the tenant contained in such licences, consents and approvals have been duly performed and observed;

       (c)    there are no rent reviews currently in progress;

       (d) there are no rent reviews which were due to be implemented or triggered prior to the date hereof but which the landlord has failed to implement or trigger;

       (e)    there are no outstanding notices or applications;

       (f) all such leases and underleases are within Part II of the Landlord and Tenant Act 1954 (or other analogous legislation); and

       (g) all such leases and underleases can be assigned or underlet as a whole with the landlord's consent (not to be unreasonably withheld).

6.9    TENANCIES

       The Properties are held subject to and with the benefit of the leases and underleases as set out in Schedule 5 and in relation thereto:

       (a) all necessary consents to the grant of such leases and underleases have been obtained;

       (b) the Warrantor is not aware of any breaches of covenant by a tenant of any of the Properties or of any persistent delay by a tenant in paying rent;


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

       (c)    the Group has operated all the relevant rent review provisions;

       (d)    the Group has not waived any right of forfeiture; and

       (e)    there are no outstanding notices or claims.

6.10   ENQUIRIES

       All information, representations and answers to enquiries (including, for the avoidance of doubt, the enquiries raised by the purchaser of the freehold interest in 20 Soho Square, London W1) given by the Warrantor's Solicitors, Messrs Lawrence Graham, or their agents to the Purchaser's Solicitors or their agents concerning the Properties in the course of the negotiations and enquiries leading to this Agreement are true, accurate and complete in all material respects.

7.     ENVIRONMENTAL MATTERS

       (a) No member of the Group is engaged, nor has it within the last six years been engaged, in any business which involves the handling, storage, use, transportation, supply or disposal of, or has any other connection with, any hazardous, dangerous or toxic substance, materials or waste.

       (b) No member of the Group has discharged or released any hazardous substance in, on or from its facilities, plants or properties into or upon the air, surface water, ground water or land at such levels as would be a breach of current environmental laws.

       (c) So far as the Warrantor is aware, no toxic or hazardous substances (including but not limited to asbestos or similar substances) are present in any of the Properties.

       (d) So far as the Warrantor is aware, each member of the Group has complied with all duties of care in respect of waste whether criminal or civil and no proceedings have been brought or are contemplated against any member of the Group in respect of any breaches of any such duty.


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

8.     ASSETS

       (a) So far as the Warrantor is aware, and other than retention of title claims arising in the ordinary and proper course of the Group's business, no member of the Group has acquired or agreed to acquire any material asset on terms that property therein does not pass until full payment is made or that property therein does not pass on delivery.

       (b) So far as the Warrantor is aware, there are no contracts for the purchase or taking or hiring of assets or services by any member of the Group at prices significantly above the market prices ruling at the date of execution or for the sale or giving or hiring out of assets or services by any member of the Group at prices significantly below the market prices ruling at the date of execution.

       (c) A list of all material maintenance contracts (together with copies) is contained in the Disclosure Letter.

       (d) Save for disposals in the ordinary and proper course of business, no member of the Group has since the Accounts Date parted with the ownership, possession or control of or otherwise ceased to retain any of its assets or any interest therein for each value in excess of the sum of (pound)25,000.

       (e) So far as the Warrantor is aware, no member of the Group has acquired any of its assets otherwise than by way of arm's length transaction and has not knowingly acquired any asset for a consideration in excess of its market value at the date of such acquisition.

9.     MATERIAL CONTRACTS AND LIABILITIES

       (a) Save in respect of the Properties (which are dealt with in Warranty 6), contracts of employment (which are dealt with in Warranty 11) or Intellectual Property (Warranty 13), no member of the Group is party to any contract or arrangement which is material to the assets or profits of the Group and which:


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

              (i) is long-term (that is, unlikely to have been fully performed in accordance with its terms more than 6 months after the date on which it was entered into or undertaken), or unusually onerous or not made in the ordinary course of business; or

              (ii) is incapable of termination in accordance with its terms by such member of the Group on three month's notice or less; or

              (iii) so far as the Warrantor is aware, is known to be of a loss-making nature; or

              (iv) cannot readily be fulfilled or performed by such member of the Group on time without unusual and material expenditure of money or personnel; or

              (v)    is not at arm's length; or

              (vi) involves or is likely to involve the supply of goods or services the aggregate sales value of which will represent in excess of 5 per cent. of the turnover for the preceding financial year of such member of the Group.

       (b) No member of the Group has created or agreed to create and is not party to and has no subsisting or contingent liability under:

              (i)    any mortgage, charge, lien or debenture; or

              (ii) any contract of guarantee, contract of indemnity or contract of suretyship; or

              (iii)  any agency or distributorship agreement; or

              (iv) so far as the Warrantor is aware, any agreement or legally binding arrangement in respect of the twenty largest customers in value of


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

                     each member of the Group which is capable of being terminated as a direct result of the change of control of shareholders of the Company effected pursuant to this Agreement.

       (c) No power of attorney has been granted by any member of the Group which may be effective or in force at any time after the date hereof.

       (d) So far as the Warrantor is aware, no member of the Group is in material default under, and has not committed any material breach of any of the terms of, any material agreement, instrument or arrangement to which such member of the Group is a party, and, so far as the Warrantor is aware, no threat or claim of any such default or breach has been made and is outstanding against such member of the Group and, so far as the Warrantor is aware, such member of the Group has not done anything whereby any such agreement, instrument or arrangement is liable to be prematurely terminated or rescinded by any other party, or whereby the terms thereof are liable to be altered without the consent of such member of the Group to the detriment of such member of the Group.

       (e) So far as the Warrantor is aware, no party to any agreement with, or under a legally binding obligation to, any member of the Group is in default thereunder, and, so far as the Warrantor is aware, there are no circumstances likely to give rise to such a default.

       (f) So far as the Warrantor is aware, none of the Group's customers placing recruitment advertising business of more than (pound)100,000 per annum for the period of 12 months prior to the date hereof have cancelled or terminated its relationship with any member of the Group and (so far as the Warrantor is aware) none of the twenty largest customers of the Group in each of the relevant countries of operation (UK, US, Canada, Australia, France and the Netherlands) have threatened to cancel or terminate its relationship with the relevant member of the Group. No member of the Group has received any notice that any customer intends to cancel or otherwise materially modify its relationship with the Group on account of this Agreement and the Warrantor


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

              is not aware of any errors or omissions which are of such a serious nature that any relationship with any customer may be jeopardised.

10.    COMPLIANCE WITH APPLICABLE LEGISLATION

       (a) All material records, systems (other than in respect of software licensed to the Group), controls, data or information of the Group are under the exclusive ownership and direct control of the relevant member of the Group.

       (b) Each member of the Group in the United Kingdom has made the appropriate registration or registrations under the Data Protection Act 1984 in respect of all personal data (as defined in the Data Protection Act 1984) held by it or under its operation or control and has complied with all the provisions of the Data Protection Act 1984 for the time being in force.

       (c) Save in relation to employers matters to which Warranty 11.2(f) shall apply, so far as the Warrantor is aware, each member of the Group has complied in all material respects with all legislation (including statutory instruments, bye-laws, local and central government orders, notices and decisions) which, in relation to each country of operation, the relevant individual listed at the beginning of this Schedule knows to be applicable in such territory.

       (d) So far as the Warrantor is aware, there are not pending or in existence any investigations or enquiries by or on behalf of any governmental or other body in respect of the affairs of any member of the Group.

       (e) Save as covered by the Warranties relating to Property (4), Environmental Matters (7), Intellectual Property (13) and Litigation (16) and, so far as the Warrantor is aware, all statutory, municipal and other licences, consents, permits and authorisations necessary for the effective carrying on of the businesses of the Group as now carried on have been obtained and, so far as the Warrantor is aware, are valid and subsisting and all material conditions applicable to any such licence, consent, permit or authorisation have been complied with in all material respects and no member of the Group is currently in material breach of such licences, consents, permits or


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              authorisations in any material respect or, so far as the Warrantor is aware, is likely to be suspended, cancelled, refused, revoked, modified or rendered subject to conditions not applicable at the date of this Agreement.

11.    EMPLOYEES

11.1   DIRECTORS AND EMPLOYEES

       (a) The Group has supplied the Purchaser with Schedules summarising in reasonable detail the terms and conditions of employment of all of the employees of the Group as at the dates when such Schedules were provided and has supplied reasonable details of consultants engaged by the Group (but not, for the avoidance of doubt, independent contractors or temporary staff hired from time to time in the ordinary course of business).

       (b) There are not in existence any service agreements or other contracts with any employees of the Group which cannot be terminated by three months' notice or less without giving rise to any liability for damages or compensation (other than compensation under the Employment Rights Act 1996).

       (c) Except as disclosed in paragraph (a) above and so far as the Warrantor is aware, there are not in existence any contracts or arrangements of whatsoever kind (whether legally enforceable or not) between any member of the Group and any existing or former employees of such member of the Group including (without limitation) contracts or arrangements for any benefit or payments of any nature to or for the benefit of any existing or former employees or any of their dependants save in respect of any disability payment due to employees in Canada (details of which are not permitted by law to be disclosed).

       (d) There are not in existence any arrangements by which any person has the use of any credit or charge card or account for which any member of the Group is responsible.


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

       (e) So far as the Warrantor is aware, no member of the Group has a shadow director within the meaning of s.741 Companies Act 1985.

       (f) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

11.2   DISPUTES, CLAIMS, TRADE UNIONS

       (a) No current employee has given or has been given notice to terminate his office or employment.

       (b) There is no dispute actual or, so far as the Warrantor is aware, threatened between any member of the Group and a material number or category of its employees nor, so far as the Warrantor is aware, are there any circumstances likely to give rise to any such dispute. There have been no strikes, work-to-rules or go-slows (official or unofficial) by any of the Group's employees during the period of six years immediately preceding the Accounts Date and there is no agreement or arrangement written or oral or by custom and practice between any member of the Group and any trade union or other body representing employees of any member of the Group.

       (c) There is not outstanding or, so far as the Warrantor is aware, threatened any claim against any member of the Group on the part of any person who has been or is an employee (or the dependant of any such person) or any actual or known liability to make any payment to any person including (without limitation) under the Employment Rights Act 1996, the Employment Acts 1980 to 1989, the Trade Union Act 1984, the Sex Discrimination Act 1986, or the Race Relations Act 1976, the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended by the Transfer of Undertakings (Protection of Employment) (Amendment) Regulations
              1987), the Trade


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              Union Reform and Employment Rights Act 1993 or the Collective
              Redundancies and Transfer of Undertakings (Protection of Employment) (Amendment) Regulations 1995 and the Disability Discrimination Act 1995 (or under any other analogous legislation).

       (d) Within a period of one year preceding the date hereof no member of the Group has:

              (i) given notice of any redundancies to the Secretary of State or started consultations with any independent trade union or unions under the provisions of the Trade Union and Labour Relations (Amendment) Act 1992 (or other analogous legislation) nor has any member of the Group failed to comply with any such obligation under the said Act; or

              (ii) been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 (or other analogous legislation) nor has any member of the Group failed to comply with any duty to inform and consult any independent trade unions under the said Regulations (or other analogous legislation).

       (e) Each member of the Group has complied with all recommendations made by the Advisory Conciliation and Arbitration Service (or other analogous body) and with all awards and declarations made by the Central Arbitration Committee.

       (f) Each member of the Group has in relation to each of its employees (and so far as relevant for the period of three years prior to the date hereof to each of its former employees) complied in all material respects with:

              (i) all obligations imposed on it by all statutes, regulations and binding codes of conduct and practice relevant to the relations between it and its employees or any trade union and has maintained current, accurate and suitable records regarding the service and terms and conditions of employment of each of its employees (including without


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                     limitation records kept and returns lodged in relation to
                     statutory sick pay);

              (ii) all collective agreements and recognition agreements for the time being dealing with such relations and the conditions of service of its employees; and

              (iii) all relevant orders and awards made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service of its employees.

11.3   BONUS SCHEMES AND REMUNERATION

       (a) There are no schemes in operation by or in relation to the Group whereunder any employee of the Group or any other person is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Group or any member of the Group.

       (b) Since 31 March 1997, no change has been made or agreed to be made in excess of 10 per cent of the rate of remuneration or the emoluments or benefits of any employee and no change has been made in the terms of engagement of any employee and no additional directors have been appointed.

       (c) No moneys other than in respect of remuneration or emoluments of employment are (other than bona fide expenses) payable to or for the benefit of any director or senior executive of any member of the Group.

       (d) No amounts are due to employees as arrears of (other than for the current pay period) salary, wages or other remuneration (excluding holiday pay).

       (e) No ex-gratia pensions or similar payments are or are intended to be made by any member of the Group.

11.4   ERISA


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       Except as disclosed in writing to the Purchaser, neither the Company nor any of the Subsidiaries nor any Plan Affiliate (as defined below) has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to or made any commitments to create any "Employee Pension Plan" (as defined in Section 3(2) of ERISA (as defined below)), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "Multi-employer Plan" (as defined in Section 3(37) of ERISA), "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Company's, any Subsidiary's or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense, reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, phantom stock, stock bonus and deferred bonus plan), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract, whether or not written or pursuant to a collective bargaining agreement, within the United States, relating or applicable to United States employees, former employees or residents or which is otherwise subject to ERISA (collectively, "U.S. Employee Benefit Plans") that could give rise to or result in the Company, any Subsidiary or the Purchaser having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all U.S. Employee Benefit Plans previously have been furnished to the Purchaser along with all applicable summary plan descriptions and material employee communications, and, where applicable, the most recent annual report, the most recent annual and periodic accounting of plan assets, the most recent determination letter of the United States Internal Revenue Service ("IRS") and the most recent actuarial valuation relating thereto. The U.S. Employee Benefit Plans (which, for purposes of this sentence, include any such plan maintained, sponsored, adopted, contributed to or obligated to by the Company or any of the Subsidiaries or any Plan Affiliate within the last six years) have been maintained in all material respects in compliance with governing documents and agreements and with applicable laws, regulations, rules, ordinances,


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

       orders and other requirement of law. Contributions, insurance premiums, benefits and other payments to be made to or under each US Employee Benefit Plan have been made promptly and in accordance with the governing documents and applicable law. Except as disclosed in writing to the Purchaser, with respect to each US Employee Benefit Plan (i) no application, proceeding or other matter is pending before the IRS, the Department of Labour in the US, PBGC or any other governmental agency,
       (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened and (iii) no facts exist that could give rise to an action, suit, proceeding or claim which, if asserted, would result in a material liability or expense to the Company or the Plan assets. The Company, the Subsidiaries, the Plan Affiliates, the U.S. Employee Benefit Plans and any related trusts have fulfilled all applicable obligations under the minimum funding standards of ERISA and the United States Internal Revenue Code (the "Code"), have not incurred any liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise (except for payment of PBGC premiums which have been paid), and have not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) as of the last day of the most recently ended plan year of such U.S. Employee Benefit Plan. No U.S. Employee Benefit Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as such term is defined in Section 4043 of ERISA and other than a reportable event which may result from this transaction), with respect thereto which will or could result in the termination of such plan or give rise to a liability to the Company, any Subsidiary or Purchaser. The present value of all benefits, determined as of the most recent valuation date for such benefits, vested under each Plan (as defined in ERISA), relating or applicable to United States employees, former employees or residents or otherwise governed by ERISA does not exceed the value of the assets of such Plan allocable to such vested benefits, determined as of such date. None of the U.S. Employee Benefits Plans is a "Multi-employer Plan" within the meaning of Section 3(37) of ERISA and none of the Company, the Subsidiaries, nor any Plan Affiliate contributes to or has an obligation to contribute to, or has within the last six years contributed to or had an obligation to contribute to, a Multi-employer Plan. With respect to each such Plan, a favourable IRS determination letter is currently in effect and nothing has occurred since the date of any such letter that would adversely affect the qualified status of such Plan. All voluntary employee benefit associations have been submitted to and approved as exempt from federal


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       income tax under Section 501(c)(9) of the Code by the IRS.  There has occurred no transaction prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 497(c) of the Code and with respect to which a prohibited transaction exemption is not currently in effect. The Company, the Subsidiaries and the Plan Affiliates have complied with all material respects with the provisions of Section 4980B of the Code with respect to any US Employee Benefit Plan or benefit arrangement which is a group health plan within the meaning of
       Section 5001(b)(1) of the Code. Except as may be required under Section 4980B of the Code or any similar state law requiring continuous coverage with respect to health plans, neither the Company nor any Subsidiary or Plan Affiliate maintains or contributes to, and is not obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services. Except as specifically identified in the Disclosure Letter, each Employee Plan may be unilaterally terminated and/or amended by the Company or as applicable, the relevant Subsidiary or Plan Affiliate maintaining the Plan at any time without damage or penalty. As used herein "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

12.    PENSIONS AND OTHER BENEFITS

       (a)    (i)    Other than the Austin Knight Pension and Life Assurance
                     Scheme ("the Scheme") and the executive pension plans with Standard Life, M&G, Friends Provident, Scottish Equitable and IPA ("the Plans"), there are no other pension, life assurance, death benefit or sickness arrangements in operation by or in relation to the Group in the United
                     Kingdom whether established under trust, by contract, by board resolution, on an ex-gratia basis, by service agreement or otherwise in respect of which the Group has or may have any liability to contribute or an obligation to any person who now is or has been an officer or employee of any member of the Group or their dependants.

              (ii) Material particulars of the basis on which the Group makes or is liable to make contributions to the Scheme and the Plans and the most recent actuarial report and recommendations made or given in


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

                     respect of the Scheme have been disclosed in writing to the Purchaser.

       (b) Except as disclosed in writing to the Purchaser and so far as the Warrantor is aware:

              (i) no power to augment benefits under the Scheme has been exercised in relation to any member of the Scheme since the date of the most recently disclosed actuarial report;

              (ii) no discretion has been exercised under the Scheme to admit to membership of the Scheme any present or former employee who would not otherwise be eligible for admission to membership thereof; and

              (iii) no discretion has been exercised under the Scheme to provide in respect of a member thereof a benefit which would not otherwise be provided in respect of such member.

       (c) All contributions due, which are payable by any member of the Group under the trust deed, rules or other provisions or arrangements governing the Scheme and the Plans to secure or provide the benefits for and in respect of the members of the Scheme and the Plans (including pensioners, deferred pensioners and any other persons prospectively or contingently entitled to benefit thereunder) and all contributions due from members of the Scheme and the Plans have been duly made.

       (d) All premiums by way of insurance which are payable in respect of the Scheme and the Plans by any member of the Group or by the trustees or other administrator of the Scheme have been duly paid.

       (e) All lump sum death in service benefits which may be payable under the Scheme are fully insured.


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

       (f) The benefits which have accrued for or in respect of the members of the Scheme are fully and properly funded as at the date hereof on a discontinuance basis to the standards required by s.56 of the Pensions Act 1995.

       (g) All steps have been taken to ensure that the Scheme conforms substantially with:

              (i) the preservation requirements of sections 69 to 82 of the Pension Schemes Act 1993 and the Scheme has been administered (where applicable) in accordance with the contracting out requirements of the Pension Schemes Act 1993 and in accordance with the trusts, powers and provisions of the Scheme;

              (ii) such provisions of the Pensions Act 1995 and regulations made thereunder as are in force at Completion; and

              (iii) the requirements relating to contracting out prior to and since 6 April 1997.

       (h) So far as the Warrantor is aware, no claim has been made against the trustees or administrator of the Scheme or against any other person whom any member of the Group is or may be liable to indemnify or compensate in respect of any act, event, omission or other matter arising out of or in connection with the Scheme and the Warrantor is not aware of any circumstances which may give rise to any such claim.

       (i) The Scheme is capable of being an exempt approved Scheme within the meaning of Chapter I of Part XIV of ICTA as amended and there is no reason why such approval should be withdrawn or, as the case may be, not be granted. The Scheme is governed solely by the deeds and documents copies of which have been supplied to the Purchaser.

       (j) In respect of the United Kingdom, there is no claim for nor is any member of the Group under any legal obligation to pay any pension or make any other


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

              payment after death or retirement or in respect of disability or otherwise to provide "relevant benefits" within the meaning of Chapter I of Part XIV of ICTA to or in respect of any person who is now or has been an officer or employee of any member of the Group and is not party to any scheme or arrangement having as its purpose or one of its purposes the making of payments or the provision of benefits as aforesaid and no such pension or payment is now being paid voluntarily except as disclosed in writing to the Purchaser and no ex-gratia payments in respect of any pension have been or are proposed to be made by any member of the Group to any employees or former employees or their dependants or relatives.

13.    INTELLECTUAL PROPERTY AND KNOW-HOW

13.1   INTERESTS

       Each member of the Group:

       (a)    (i)    is the registered proprietor (where appropriate) and the
                     beneficial owner of each of the Intellectual Property
                     Rights listed in Schedule 6, free from all charges, liens, encumbrances, equities and licences user and other agreements, rights and claims whatsoever; and

              (ii) has the benefit of those licences, agreements and arrangements relating to Intellectual Property Rights which are listed in Schedule 6 (accurate details of which have been supplied to the Purchaser) and such licences, agreements and arrangements are in full force and effect, no notice has been given on either side to terminate or amend them, no amendment has been made or accepted to their terms, the obligations of all parties thereto have been complied with as required to date in all material aspects and no disputes exist in respect of them;

       (b) has no interest in any Intellectual Property Right other than those referred to in sub-paragraph (a) of this paragraph 13.1 and has not entered into any agreement for:


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

              (i)    the licensing or use of any Intellectual Property Right; or

              (ii) the provision or acquisition of know-how or technical information or assistance; or

              (iii) the prohibition or restriction of the disclosure of any know-how or technical information.

13.2   VALIDITY; PROTECTION

       So far as the Warrantor is aware, all of the Intellectual Property Rights referred to in sub-paragraphs (a) (i) and (ii) of paragraph 13.1 are valid, enforceable and not subject to revocation and each member of the Group has taken all steps reasonably necessary for the fullest protection of such Intellectual Property Rights.

13.3   INFRINGEMENT ETC

       So far as the Warrantor is aware, the Group has not been notified of any infringement of any Intellectual Property Rights owned by third parties by any of the Intellectual Property Rights listed in Schedule 6 or used by the Group.

14.    INSURANCE

       (a) The Group has effected all insurances required by law to be effected by them.

       (b) The summaries of the insurance policies provided to the Purchaser by the Company prior to the date hereof are fair and accurate.

       (c) None of the premiums on the said policies are overdue. All the other conditions of the said policies have been performed and observed in any material respect. So far as the Warrantor is aware, Nothing has been done or has been omitted to be done whereby any of the said policies has or may become void or voidable.


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

       (d) The said policies are in the possession of the relevant member of the Group.

       (e) So far as the Warrantor is aware, there is no claim or dispute outstanding under any of the said policies and no claim against any member of the Group by any third party is outstanding in respect of any risk covered by any of the policies or by any policy previously held.

       (e) So far as the Warrantor is aware, none of the insurances will be rendered void or voidable as a result of this Agreement or Completion.

       (f) So far as the Warrantor is aware, there are no circumstances which would or might entitle any member of the Group to make a claim under any of the said policies or which would be required under any of the said policies to be notified to the insurers.

15.    LOANS AND BANK ACCOUNTS

       (a) The aggregate amount appearing in the Accounts as being outstanding in respect of loans owing by each member of the Group was at the Accounts Date the aggregate of the sums from whatsoever source so outstanding.

       (b) Such amount did not, and the aggregate amount outstanding in respect of loans owing by each member of the Group does not now, exceed any limitation on such member of the Group borrowing contained in its Articles of Association or in any debenture or loan stock deed or other deed or document executed by it or, in the case of borrowings on overdraft, its overdraft facilities.

       (c) The amount unpaid of principal, interest and all other moneys due under or in connection with such loans did not at the Accounts Date exceed in the aggregate the amount appearing in the Accounts.

       (d) All amounts outstanding and appearing in the books of any member of the Group as loan accounts with or as due to directors or shareholders wholly


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

              represent money or money's worth paid or transferred to such member of the Group as the case may be or remuneration accrued due and payable for services rendered and (save for such remuneration) no part thereof has been provided directly or indirectly out of the assets of such member of the Group.

       (e) There were not at the Accounts Date any outstanding capital commitments except as disclosed in the Accounts and since 31 March 1997 no member of the Group has entered into or agreed to enter into any capital commitments exceeding (pound)100,000 in the aggregate or (pound)25,000 in the case of any one commitment.

       (f) There are no amounts owing to or by the Company by or to the Shareholders or any of them or any Connected Person of any of them.

16.    LITIGATION

       (a)    Save in relation to disputes with employees (to which Warranty
              11.2 shall apply) or as regards Intellectual Property (Warranty
              13), Property (Warranty 6.7), no member of the Group is engaged, whether as plaintiff or defendant or otherwise, in any litigation (save for debt collection in the ordinary course of business) or criminal or arbitration proceedings or any proceedings before any tribunal and no such litigation, proceedings or prosecutions are pending or threatened (by or against any member of the Group) and, so far as the Warrantor is aware, there are no facts or circumstances which might give rise thereto or to any proceedings in respect of which any member of the Group is or may be liable to indemnify any party concerned therein.

       (b) So far as the Warrantor is aware, there are no circumstances that are likely to give rise to proceedings of any character against any director or employee or former director or former employee of any member of the Group or any other person whatsoever in respect of any acts or defaults for which any member of the Group might be vicariously liable.

       (c) There are no unsatisfied judgements or Court Orders against any member of the Group, no injunctions have been granted against any member of the


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              Group and no member of the Group has given an undertaking to any
              Court or to any third party arising out of any legal proceedings.

17.    INSOLVENCY

       (a) No receiver, administrative receiver or administrator has been appointed of the whole or any part of the assets or undertaking of any member of the Group.

       (b) No member of the Group is in liquidation and no order, petition, application, proceeding, meeting or resolution has been made, presented, brought, called or passed for the purpose of appointing an administrator or winding up any member of the Group.

       (c) No member of the Group is insolvent and has stopped payment of or has become unable to pay, its debts for the purposes of s.123 Insolvency Act 1986 and there has been no delay by any member of the Group in the payment of any obligation due for payment.


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                                      SCHEDULE 4


                                  DEED OF INDEMNITY

THIS DEED is made the       day of July 1997

BETWEEN:

(1) AK WARRANTY AND INDEMNITY LIMITED of 20 Black Friars Lane, London EC4V 6HD ("WARRANTOR"); and

(2) TMP WORLDWIDE HOLDINGS LIMITED (No. 3131238) whose registered office is at Finsgate, 5-7 Cranwood Street, London EC1V 9EE (the "PURCHASER").

       WHEREAS pursuant to an agreement of even date herewith and made between the Warrantor (1) and the Purchaser's US parent company, TMP Worldwide Inc. (2) (the "AGREEMENT") the Purchaser has today completed the purchase from the Shareholders (as defined in the Agreement) of all of the Sale Shares (as therein defined) in reliance, inter alia, upon the indemnities hereinafter contained.

       NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1 In this Deed, unless the context otherwise requires (and save to the extent otherwise defined herein):

       (a) words and expressions defined in the Agreement shall have the same meanings herein and any provisions in the Agreement concerning matters of construction or interpretation shall also apply in this Deed;

       (b) "TAX LIABILITY" means any amount of Tax payable by the Company or the Subsidiaries and in particular, but without prejudice to the generality of the foregoing, includes or shall be deemed to include in relation to any of the foregoing (as appropriate) the following:


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              (i)    any amount of Tax that would have been payable but for the utilisation of any loss, allowance, credit, relief, deduction, exemption or set-off; (in each case a "Relief") where such Relief arises in respect an event occurring after Completion;

              (ii) any amount of Tax that would have been payable but for any postponement or arrangement for payment by installments; and/or

              (iii) any amount of Tax that is payable by the Company or would otherwise be payable, but for the utilisation of any Relief, in excess of the amount of (pound)500,000 in connection with the sale of the freehold property at Knightway House, 20 Soho Square, London W1 (the "Freehold Property"); and/or

              (iv) any amount of Tax that is payable by the Company or would otherwise be payable, but for the utilisation of any Relief (other than ACT on the Pre-Sale Dividend), in connection with the Pre-Sale Dividend and/or the Reorganisation and Reconstruction of Share Capital; and/or

              (v)    any amount payable by way of payment on account.


              It is hereby acknowledged by the Warrantor that the exclusions set out in Clauses 3.1 and 7 of this Deed and the limitations (other than paragraphs 4 and 5) set out in Schedule 7 to the Agreement shall not apply to any Tax Liability arising under Clause 1.1(b)(iii) and (iv) of this Deed.

1.2 For the purposes of this Deed, the date on which a Tax Liability is payable shall be deemed to be the later of a written demand therefor is received by the Warrantor from the Purchaser or the fifth Business Day prior to the date on which such payment of Tax is actually made or, if earlier, the date on which it would have been due (assuming that no appeal had been made against the assessment or other notification in respect of any such Tax which has the effect of postponing payment and that an assessment had been raised at the earliest possible date by the relevant

       Tax Authority) but for the utilisation of any loss, allowance, credit, relief, deduction, exemption, set-off, postponement, arrangement for payment by installment or payment on account.

1.3 Any reference to any act, transaction, omission or event in consequence of which liability or increased liability to Tax may be incurred includes a reference to anything which under the provisions of any relevant Tax Legislation is deemed to be or treated or regarded as being any such act, transaction, omission or event as aforesaid.

2.     COVENANTS

2.1 The Warrantor hereby covenants with the Purchaser that they will at all times, as directed by the Purchaser, pay to the Purchaser or the Company or as the Purchaser may otherwise direct an amount equal to:

       (a) any Tax Liability that arises directly or indirectly as a result of any act, omission, event, transaction or series or transactions (including the entering into of the Agreement and/or Completion) occurring wholly on or before the date hereof and whether or not the Purchaser, the Company or the Subsidiaries are or may be entitled to claim reimbursement thereof from any person or persons;

       (b) any Tax Liability that results from the receipt by the Purchaser or the Company and/or the Subsidiaries on its behalf of any payment under the provisions of this Deed;

       (c) any costs or expenses reasonably incurred by the Purchaser and/or the Company and/or the Subsidiaries and/or Associated Companies and/or Subsidiary Undertakings in connection with either Clause
              2.1 (a) or (b) above; such payment to be made on the date on which such Tax Liability is deemed to be payable under the provisions of Clause 1 hereof.

2.2 In the event that a Tax Liability arises to a Subsidiary, the Warrantor's liability under this Deed shall be restricted to that proportion of the Tax Liability so arising as the

       Company holds equity shares (whether directly or indirectly) in the Subsidiary and for this purpose the Company's proportionate holding of equity shares in the Subsidiary shall be determined in accordance with
       s.838 ICTA but on the assumption that the references to ordinary shares therein were references to equity shares.

3.     EXCLUSIONS

3.1    The covenants contained in Clause 2 of this Deed shall not apply to a Tax
       Liability:

       (a) to the extent that provision or reserve (including any provision for deferred Tax) in respect of the Tax Liability is made in the Accounts ; or

       (b) which directly arises as a result of any event, act, omission, transaction or series of transactions which has occurred since the Accounts Date in the ordinary course of business of the Company or the Subsidiaries; or

       (c) which arises as a direct and sole result of an increase in any rate of Tax made after the date hereof and with retrospective effect; or

3.2 Schedule 7 to the Agreement (to the extent it relates to any claim or indemnity under this Deed) shall have as full effect as if it were incorporated herein in respect of any claim or indemnity or matter to which this Deed relates (or would, but for the provisions of Schedule 7, relate) in order to limit the liability as provided in Schedule 7 of the Warrantor in respect of the covenant given by the Warrantor to the Purchaser under this deed and this deed and all claims made pursuant thereto shall accordingly have effect subject to and as qualified by the relevant provisions of Schedule 7.

4.     CONDUCT OF TAX CLAIM

4.1 If the Purchaser or the Company or any of the Subsidiaries receives any notice, demand, assessment or other document whereby it appears that the Company or the Subsidiaries is or may be required to make or suffer an actual or a deemed payment of Tax or that there may otherwise be a Tax Liability which may result in the Purchaser having a claim against the Warrantor under this Deed, the Purchaser shall, within 14 days of the Purchaser becoming aware of such notice, demand or assessment, give or procure that notice in writing is given to the Warrantor or the Warrantor's Solicitors and the Warrantor shall thereupon be entitled (subject as hereinafter provided and after consultation with the Purchaser) to resist such Tax Liability in the name of the Company and/or the relevant Subsidiary but at the expense of the Warrantor and to have the conduct of any appeal, dispute, compromise or defence thereof and of any incidental negotiations and the Purchaser will give and/or procure that the Company and/or relevant Subsidiary gives the Warrantor all reasonable co-operation, access and assistance for the purposes of resisting such Tax Liability provided always that, subject to the prior written agreement by the Purchaser (not to be unreasonably withheld), the Warrantor shall not be entitled to resist any such Tax Liability unless the Company and/or the Subsidiaries is/are indemnified and secured to its/their reasonable satisfaction by the Warrantor against all losses (including additional liability to Tax, costs, damages, and expenses including the cost of time expended, such cost of time to be calculated upon a reasonable basis) which may thereby be incurred.

4.2 The Warrantor shall keep the Purchaser and/or the Company and/or relevant Subsidiary fully informed of all relevant matters arising during any dispute and the Warrantor shall forward or procure to be forwarded copies of all correspondence and other communications of whatever nature to the Secretary of the Company/Purchaser/the relevant Subsidiary.

4.3 The Warrantor shall not make any settlement, compromise or agreement of whatsoever nature nor agree any matter in the conduct of any appeal, defence or dispute which could affect the amount of Tax the Purchaser, the Company or the Subsidiaries may be required to pay or suffer or the amount of any Tax Liability whatsoever without the prior approval in writing of the Purchaser such approval not to be unreasonably withheld.

4.4 If within 14 days of the receipt by them of the aforesaid notice the Warrantor fails to notify the Purchaser of their intention to dispute the Tax Liability which is the subject matter of the said notice or if they fail to comply with the conditions as set out in Clause 4.1above within 28 days of receipt of that said notice then the Purchaser and/or the Company shall be free to pay or settle the Tax Liability on such terms as they may in their absolute discretion think fit and without prejudice to their rights and remedies under this Deed and the Warrantor shall not have conduct of any appeal or negotiation in connection therewith.

5.     PREPARATION OF TAX RETURNS

5.1 The Warrantor or its duly authorised agents shall be responsible for and have the conduct of preparing, submitting to and agreeing with the Inland Revenue all Tax computations of the Company and the Subsidiaries for all accounting periods ending on or before the Accounts Date subject to all such computation documents and correspondence relating thereto being submitted in draft form to the Purchaser or its duly authorised agents for comment. The Purchaser or its duly authorised agents shall comment within 21 days of such submission. If the Warrantor has not received any comments within 21 days the Purchaser and its duly authorised agents shall be deemed to have approved of such draft documents. If the Purchaser or its duly authorised agents have any comments or suggestions the Warrantor shall not unreasonably refuse to adopt any such comment or suggestion. The Warrantor and the Purchaser shall each respectively afford (or procure the affordance) to the other or their duly authorised agents of information and assistance which may reasonably be required to prepare, submit and agree all outstanding Tax computations.

5.2 The Purchaser or its duly authorised agent shall be responsible for and have the conduct of preparing, submitting to and agreeing with the Inland Revenue all taxation computations of the Company and the Subsidiaries for all accounting periods ending after the Accounts Date subject to any such computations relating to periods commencing before Completion being submitted in draft form to the Warrantor or its duly authorised agents for comment. The Warrantor or its duly authorised agents shall comment within 14 days of such submission. If the Purchaser has not received any comments within 14 days the Warrantor and its duly authorised agents shall be deemed to have approved such draft document and, save as provided below, the Purchaser shall not be obliged to accept any such comments. The Warrantor has the right to approve, at its sole discretion, the manner in which the Purchaser shall treat the Tax position in the Tax computations for the financial year of the Company ending in 1997 so far as it relates to the sale of the Freehold Property and shall have the right to approve, at its sole discretion, the manner of negotiations with the Inland

       Revenue in respect of the calculations of the chargeable gain arising on the sale of the Freehold Property. To the extent that the Tax Liability as set out in Clause 1.1(b)(iii) in respect of the sale of the Freehold Property is less than the sum of (pound)500,000, the Purchaser shall pay to the Warrantor the amount of the difference between the amount of such Tax Liability and the sum of (pound)500,000. Such sum shall be payable within 14 days of the relevant Tax computations being agreed in writing with the Inland Revenue. If such sum shall not be paid within 14 days as aforesaid the Purchaser shall pay to the Warrantor interest at the rate of 2% above base rate for the time being of National Westminster Bank plc. Any additional costs of valuation and negotiation thereof for the purposes of agreeing such Tax Liability shall be for the Warrantor's account.

6.     THE PURCHASER'S FURTHER OBLIGATIONS

6.1 The Purchaser undertakes with the Warrantor that it shall preserve and shall procure that the Company and the Subsidiaries preserve all documents, records, correspondence, accounts and other information whatsoever in respect of or relevant for the purposes of determining the liability of the Company to Tax until such time as the Warrantor shall cease to have any liability or contingent liability pursuant to the covenant given by the Warrantor under this Deed.

6.2 The Purchaser hereby agrees with the Warrantor that it will not and will procure that the Company and the Subsidiaries will not without the prior written consent of the Warrantor disclaim any relief claimed by the Company and the Subsidiaries prior to Completion (such consent not to be unreasonably withheld or delayed) and that it will procure that the Company and the Subsidiaries do all such things as are reasonably necessary or desirable to give effect to all reliefs effective prior to Completion and to claim or otherwise obtain all reliefs the obtaining of which was taken into account in computing the provisions for Tax in the Accounts.

7.     RELIEFS AND CORRESPONDING SAVINGS

7.1    Where:-

       (a) an amount of Tax paid by the Company or the Subsidiaries has resulted in a Relief which would not otherwise have arisen (a "Relevant Relief"); and

       (b) the Warrantor has made a payment to the Purchaser in respect of such amount under this Deed;

       (c) the Purchaser shall procure that the Company or the Subsidiaries shall so far as reasonably possible utilise such Relevant Relief:-

              (i)    in priority to other Reliefs; and

              (ii) make a payment to the Warrantor of an amount equivalent to the amount by which the Company's or Subsidiaries' liability to Tax is reduced as a result of the utilisation of the Relevant Relief less costs and expenses reasonably incurred by the Purchaser, the Company and/or the Subsidiaries.

7.2 A payment under this Clause 7 shall be made on the date on which the Company's or the Subsidiaries' liability to make a payment of Tax is reduced as a result of the Relevant Relief.

7.3 The Warrantor shall be entitled to require and the Purchaser shall procure that the Company's or the Subsidiaries' auditors shall certify the amount of any payment due under this Clause 7.

8.     COUNTER-COVENANT

       The Purchaser hereby covenants with the Warrantor to pay to, or procure that the Company or the Subsidiaries will pay to the Warrantor an amount equal to any liability or increased liability to Tax of the Warrantor which relates to corporation tax assessed on the Company or any of the Subsidiaries but which is assessed on the Warrantor solely pursuant to S.767A of ICTA.

9.     GENERAL

9.1 The provisions of Clause 12 (Notices) and 13 (Proper Law) of the Agreement shall apply, mutatis mutandis, to this Deed in the same way as they apply to the Agreement.

9.2 This Deed shall be binding on the Warrantor and its respective successors and personal representatives.

9.3 This document is intended to be executed as a deed and shall not be treated as delivered until it is dated.

9.4 This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The execution by a Party of one or more counterparts shall constitute execution by that Party of this Deed for all purposes.

IN WITNESS whereof the parties hereto have caused this Deed to be executed the day and year first above written



                                   SCHEDULE 5

                            PARTICULARS OF PROPERTIES

-----------------------------------------------------------------------------------------------------------------------
        (1)                      (2)                     (3)                  (4)                      (5)
     LESSEE             SHORT DESCRIPTION         DATE OF LEASE        TERM OF LEASE       CURRENT ANNUAL RENT AND
                                                (AND TITLE NO. IF                             NEXT REVIEW DATES
                                                   REGISTERED)                                    (IF ANY)
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Basement and Third to       15th July 1997      Expires 1st February   (pound)540,000 pa - No rent
Limited              Seventh Floors, 20 Soho                         2001 (subject to       review
                     Square, London W1A 1DS                          Tenant's break)

-----------------------------------------------------------------------------------------------------------------------
Austin Knight        4 car parking spaces at     5th June 1997       Term expired 23rd      (pound)12,000 - No review
Limited              13/14 Dean Street, London                       June 2000
                     W1V 5AH
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Part Fourth Floor, 55       20 March 1995       3 years from 28th      (pound)13,250 - No review
Limited              Fetter Lane, London  EC4A                       February 1995
                     1AP
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Third Floor, Nelson House,  15th May 1997       1 year from 1st        (pound)19,500 - No review
Limited              23/27 Moulsham Street,                          February 1997
                     Chelmsford, Essex CM2 0XQ
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        11th Floor, Castlemead,     11th April 1986     25 years from 25th     (pound)117,000 - 1996 review to
Limited              Lower Castle Street,        Title No AV123608   March 1986             be confirmed
                     Bristol, Avon BS1 3AG


-----------------------------------------------------------------------------------------------------------------------
        (1)                      (2)                     (3)                  (4)                      (5)
     LESSEE             SHORT DESCRIPTION         DATE OF LEASE        TERM OF LEASE       CURRENT ANNUAL RENT AND
                                                (AND TITLE NO. IF                             NEXT REVIEW DATES
                                                   REGISTERED)                                    (IF ANY)
-----------------------------------------------------------------------------------------------------------------------

Austin Knight        1st and Mezzanine Floors,   31st December 1981  25 years from 7th      (pound)63,000 - 1996 review to
Limited              Earl Grey House, 75/85      Title No TY101059   December 1981          be confirmed
                     Grey Street, Newcastle
                     Upon Tyne NE1 6AF
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        5 car parking spaces at     undated             Indefinite from 6th    (pound)6625
Limited              Earl Grey House, Newcastle                      March 1996
                     Upon Tyne
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Part 1st Floor, Royal       6th December 1990   24.42 years from 28th  (pound)70,750
Limited              Exchange House, 100 Queen                       February 1990
                     Street, Glasgow,
                     Strathclyde G1 3DL
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Ground Floor and One Car    19th December 1994  5 years from and       (pound)10,000 per annum - no
Limited              Parking Space                                   including              rent reviews
                     Riverside House                                 12th September 1994
                     31 Cathedral Road  Cardiff
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        7th Floor   Ship            22nd July 1987      From 10th July 1987,   (pound)95,000
Limited              Canal House                                     expiring on 29th       - next review date 29th
                     King Street                                     September 2012         September 1997
                     Manchester



-----------------------------------------------------------------------------------------------------------------------
        (1)                      (2)                     (3)                  (4)                      (5)
     LESSEE             SHORT DESCRIPTION         DATE OF LEASE        TERM OF LEASE       CURRENT ANNUAL RENT AND
                                                (AND TITLE NO. IF                             NEXT REVIEW DATES
                                                   REGISTERED)                                    (IF ANY)
-----------------------------------------------------------------------------------------------------------------------

Austin Knight        Unit 5  Jubilee Avenue      18th August 1989    Commencing on 18th     (pound)20,000
Limited              Highams Park Industrial                         August 1989 until      Next rent review date -
                     Estate  London  E4                              22nd December 2003     25th December 1998
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Part 7th floor              25th September      Commencing on 24th     (pound)55,000
Limited              (unit 24) Tricorn House     1978 (title         June 1978 and          - next rent review date
                     Hagley Road  Birmingham     number:  WM 616869) expiring on 24th       25th March 1998
                                                                     March 2011
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        9 car parking spaces at     Undated             Indefinite term        (pound)6,500
Limited              Tricorn House                                   commencing on 15th
                     51/53 Hagley Road                               December 1993 -
                     Edgbaston  Birmingham                           determinable by
                                                                     either party on one
                                                                     month's notice


-----------------------------------------------------------------------------------------------------------------------
        (1)                      (2)                     (3)                  (4)                      (5)
     LESSEE             SHORT DESCRIPTION         DATE OF LEASE        TERM OF LEASE       CURRENT ANNUAL RENT AND
                                                (AND TITLE NO. IF                             NEXT REVIEW DATES
                                                   REGISTERED)                                    (IF ANY)
-----------------------------------------------------------------------------------------------------------------------

Austin Knight        One car parking space at    21st December 1993  Indefinite term        (pound)750
Limited              Tricorn House  Hagley                           commencing on 4th
                     Road  Birmingham                                January 1994
                                                                     - determinable by
                                                                     either party on one
                                                                     calendar month's
                                                                     notice
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Part 7th floor (unit 26)    10th November 1988  Commencing on 24th     (pound)7,230
Limited              Tricorn House  51/53                            June 1988 and          next rent review date -
                     Hagley Road  Edgbaston                          expiring on 24th       25th March 1998
                     Birmingham                                      March 2011
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Part 2nd floor              1st August 1995     3 years from and       (pound)13,437.50
Limited              St George House  40 Great                       including 1st August   - no rent review
                     George Street  Leeds                            1995
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Part 2nd floor              1st August 1995     3 years from and       (pound)20,362.50
Limited              St George House                                 including 1st August   per annum - no
                     Great George                                    1995                   rent reviews
                     Street  Leeds

                                         110


-----------------------------------------------------------------------------------------------------------------------
        (1)                      (2)                     (3)                  (4)                      (5)
     LESSEE             SHORT DESCRIPTION         DATE OF LEASE        TERM OF LEASE       CURRENT ANNUAL RENT AND
                                                (AND TITLE NO. IF                             NEXT REVIEW DATES
                                                   REGISTERED)                                    (IF ANY)
-----------------------------------------------------------------------------------------------------------------------

Austin Knight        Knightway House, Park       12 August 1988      25 years from 12th     (pound)115,000 - Review due
Limited              Street, Bagshot, Surrey     (SY589202)          August 1988            12th August 1993 still to
                     GU19 5AQ                                                               be confirmed.  Review
                                                                                            every 5 years
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Ground Floor and First      19th June 1979 -    21 years from 24th     (pound)20,000 - review due at
Limited              Floor, Unit 14, Prospect    not registered      June 1979              25th December 1996 to be
                     Place, Welwyn, Herts                                                   confirmed
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Ground Floor and Basement,  17 December 1979    21 years from 25th     (pound)15,000 - Next rent
Limited              Unit 22, Prospect Place,                        December 1979          review 24th June 1997
                     Welwyn, Herts
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Sixth Floor, Kings House,   23rd October 1987   25 years from 29th     (pound)48,900 - Next rent
Limited              Bond Street, Bristol, Avon  - Title No AV148540 September 1987         review dated 29th
                     BS1 3AE                                                                September 1997
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        26 Avenue de L'Opera -      27th March 1996     3, 6 or 9 years from   537,600 FF
France SA            75001 Paris                                     1st April 1996
-----------------------------------------------------------------------------------------------------------------------
Austin Knight BV     1st Floor and two rooms on  8th August 1994     5 years expiring 30th  130,000 F inclusive
                     Ground Floor, Donauweg 10,                      April 2000
                     Amsterdam



-----------------------------------------------------------------------------------------------------------------------
        (1)                      (2)                     (3)                  (4)                      (5)
     LESSEE             SHORT DESCRIPTION         DATE OF LEASE        TERM OF LEASE       CURRENT ANNUAL RENT AND
                                                (AND TITLE NO. IF                             NEXT REVIEW DATES
                                                   REGISTERED)                                    (IF ANY)
-----------------------------------------------------------------------------------------------------------------------

Austin Knight        Level 17 122-130 Arthur     6th January 1997    1st December 1996 to   $170 per sq metre per
Property Limited     Street, North Sydney                            3rd November 1999      annum (reviewable to $215
                                                                     (with option to renew) per sq metre 1st December
                                                                                            1998)
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Eight car parking spaces    Undated             Month to month         $3780 per space per annum
Property Limited     Level 6, 122 Arthur
                     Street, North Sydney
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Suites 2.2, 2.5 and 2.6     26th July 1995      5 years from 1st May   $68,676 per annum
Property Limited     Illoura Plaza, 424 St                           1995
                     Kilda Road, Melbourne
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Seven car parking spaces    26th July 1995      -                      $160 per space per month
Property Limited     Illoura Plaza, 424 St
                     Kilda Road, Melbourne
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        Part Floor, 18 QV.1         28th October 1993   4 years from 1st       $7425 per annum
Property Limited     Building, 250 St George's                       October 1993 extended
                     Terrace, Perth                                  for three months
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        5650 Younge Street, North                       Month to month         $525 per month
Canada Inc           York, Toronto



-----------------------------------------------------------------------------------------------------------------------
        (1)                      (2)                     (3)                  (4)                      (5)
     LESSEE             SHORT DESCRIPTION         DATE OF LEASE        TERM OF LEASE       CURRENT ANNUAL RENT AND
                                                (AND TITLE NO. IF                             NEXT REVIEW DATES
                                                   REGISTERED)                                    (IF ANY)
-----------------------------------------------------------------------------------------------------------------------

Austin Knight        130 Adelaide Street,                            Term expiring 30th     $2000 per month
Canada Inc           Toronto                                         August 1997
-----------------------------------------------------------------------------------------------------------------------
Austin Knight        1 Younge Street, Toronto    11th April 1995     2 years expiring 30th  $2948.40 per month
Canada Inc                                                           June 1997 extended to
                                                                     31st November 1977
-----------------------------------------------------------------------------------------------------------------------
Austin Knight Inc    Suites 210 and 211, 303     1st November 1989   Term expiring on 30th  $119,189 - Next review 1st
                     West Erie, Chicago,                             November 2000          November 1997
                     IL60610
-----------------------------------------------------------------------------------------------------------------------
Austin Knight Inc    1520G Cloverfield Avenue,   Unknown             Term expiring 28th     $32,400 - Next review
                     Santa Monica CA 30318                           February 2000          28th February 1998
-----------------------------------------------------------------------------------------------------------------------
Austin Knight Inc    Century Square, 1501        Unknown             Term expiring 30th     $52,656 - Next review
                     Fourth Avenue, Suite 2850,                      June 2002              30th June 2000
                     Seattle WA 98101
-----------------------------------------------------------------------------------------------------------------------
Austin Knight Inc    1624 Market Street, Suite   29th January 1996   For a term expiring    $19,462 - Next review 1st
                     210, Denver CO 80202                            31st January 1999      January 1998
-----------------------------------------------------------------------------------------------------------------------
Austin Knight Inc    10 Tremont Street, Second   Unknown             Term expiring 1st      $72,500 - Next review 1st
                     Floor, Boston MA 02108                          January 2000           January 1998



-----------------------------------------------------------------------------------------------------------------------
        (1)                      (2)                     (3)                  (4)                      (5)
     LESSEE             SHORT DESCRIPTION         DATE OF LEASE        TERM OF LEASE       CURRENT ANNUAL RENT AND
                                                (AND TITLE NO. IF                             NEXT REVIEW DATES
                                                   REGISTERED)                                    (IF ANY)
-----------------------------------------------------------------------------------------------------------------------

Austin Knight Inc    King Plow Arts Centre, 887  5th September 1996  Term expiring 31st     $17,400 - Next review 1st
                     West Marrietta, -D-1,                           March 1998             November 1997
                     Atlanta GA 30318
-----------------------------------------------------------------------------------------------------------------------
Austin Knight Inc    29 West Thirty Fifth        5th March 1991      Term expiring 15th     $191,475 - Next review
                     Street, New York NY 1001                        August 1998            14th June 1998
-----------------------------------------------------------------------------------------------------------------------
Austin Knight Inc    100 Shoreline Highway,      6th April 1996      Term expiring 15th     $306,221 - Next review
                     Suite 100, Mill Valley,                         November 2002          15th November 1997
                     California
-----------------------------------------------------------------------------------------------------------------------
Austin Knight Inc    HQ Business Centre,         Unknown             Three months, expired  $2,491 per month
                     Tyson's Corner, 8000                            17th June 1997
                     Towers Crescent, Suite
                     1350 Vienna VA 22182


                                      SCHEDULE 6

                             INTELLECTUAL PROPERTY RIGHTS


                              [INTENTIONALLY LEFT BLANK]

                                      SCHEDULE 7

                              THE WARRANTOR'S PROTECTION


1.   NO CLAIM FOR MATTERS DISCLOSED

     The Purchaser shall not be entitled to claim against the Warrantor under the Warranties or the Deed of Indemnity in respect of:


     (a) any matters disclosed in this Agreement or fairly in the Disclosure Letter or the Disclosure Documents; or

     (b) any matter or thing after the date of this Agreement done or omitted to be done by the Company and/or the Subsidiaries provided that such action and/or omission was at the request of or with the prior approval of the Purchaser.

2.   TIME LIMIT ON CLAIMS

     No claim shall be brought by the Purchaser for any breach of any of the provisions of this Agreement or the Deed of Indemnity unless it shall have delivered to the Warrantor and the Retention Agent a Claim Certificate (as defined in Schedule 8) specifying in reasonable detail the nature of the breach and so far as reasonably practicable the amount claimed and in any event such Claim Certificate shall be given by not later than 31 December 1998 (or, in the case of claims pursuant to Clause 5.1 of the Agreement, the date which is three months after the Completion Date) and the amount claimed (to the extent that it is reasonably possible to do so) shall have to be finally notified prior to such date.

3.   MINIMUM CLAIM

     The Warrantor shall only be liable in respect of any claim brought by the Purchaser for breach of any provisions of this Agreement or the Deed of
     Indemnity:

     (a)  if the amount of the claim exceeds (pound)10,000; and

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     (b)  if the amount of the claim when aggregated with the amount of all claims against the Warrantor under this Agreement and under the Deed of Indemnity exceeds (pound)200,000.

4.   MAXIMUM CLAIM

4.1 The aggregate liability of the Warrantor in respect of claims brought by the Purchaser for breaches of any provision of this Agreement or the Deed of Indemnity shall not exceed:

     (a) in respect of claims the subject of a Claims Certificate delivered to the Warrantor and the Retention Agent prior to the First Payment Date (as defined in Schedule 8) a maximum sum of (pound)3,000,000 ; and

     (b) in respect of claims the subject of a Claims Certificate delivered to the Warrantor and the Retention Agent prior to 1 January 1999, a maximum sum of (pound)1,500,000 less the amount (if any) for which payment has been made to the Purchaser in respect of the liability of the Warrantor for claims referred to in paragraph (a) above exceeds (pound)1,500,000.

     In either case including all legal, accountancy and other costs, fees and expenses incurred by the Purchaser and/or the Company in seeking to enforce their respective rights in respect of such breaches and together in each case, with interest earned in the Account.

4.2 The aggregate liability of the Warrantor in respect of claims the subject of a Claims Certificate for breach of Clause 5.1 shall not exceed the sum of (pound)500,000, including all legal, accountancy and other costs, fees and expenses (as referred to in paragraph 4.1 above) and together with interest earned on the relevant amount in the Account. For the avoidance of doubt, this paragraph 4.2 is without prejudice to paragraph 4.1. Any claim to which this paragraph 4.2 applies will also form part of the claims referred to in paragraph 4.1(a) (and so count towards the maximum amount specified in that paragraph).

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5.   NO DOUBLE CLAIM

     The Warrantor shall not be liable for any breach of any Warranty or the Deed of Indemnity to the extent that the loss occasioned by the breach of Warranty or the Deed of Indemnity has been recovered in any other way (including the Warranties or under the Deed of Indemnity).

6.   REIMBURSEMENT OF SUMS RECOVERED FROM THIRD PARTIES

     The relevant member of the Group or the Purchaser (as the case may be) shall reimburse the Warrantor an amount equal to any sum paid by the Warrantor to the Company or the Purchaser in respect of any liability for breach of the Warranties or under the Deed of Indemnity to the extent that such liability is subsequently recovered by or paid to the Purchaser or the Company or the Subsidiaries (as the case may be) by any third party together with (if paid to the relevant member of the Group) such element of any interest or repayment supplement in respect thereof but less all expenses of recovery reasonably incurred by the Purchaser and the relevant member of the Group.

7.   SPECIFIC LIMITATIONS

     The Purchaser shall not be entitled to claim for breach of Warranty or under the Deed of Indemnity to the extent that:

     (a) the claim would not have arisen or would have been less but for any act, omission, transaction or arrangement (or any combination of any of the same) of the Purchaser or any subsidiary of the Purchaser or the Company (or any member of the Group) or any member of the Purchaser's Group or their respective directors or employees after Completion in any case outside the ordinary course of business including any change in the accounting policy or practice of the Company (or any member of the Group) or any member of the Purchaser's Group effected after Completion;

     (b) the claim arises or is increased as a result of the passing of, or any change in or any change in the interpretations of any law, rule, regulation or

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          administrative practice of any government, government department or fiscal body after the date of this Agreement;

     (c) the claim arises or is increased as a result of the Purchaser or the Company not complying with its obligations under paragraph 11 of this Schedule.

     (d) the damage, liability or loss suffered or incurred by the Purchaser or any member of the Purchaser's Group or the Company or any Subsidiary has been made good or has been otherwise compensated for without any cost to the Purchaser or any member of the Purchaser's Group, the Company or any Subsidiary;

     (d) the liability, loss or damage suffered or incurred by the Purchaser or any member of the Purchaser's Group or the Company (or any member of the Group) has been used by the Purchaser or the Company or any Subsidiary or any member of the Purchaser's Group to offset in whole or in part any past, present or future liability to Tax. For this purpose, the same shall be treated as having been actually used by the Purchaser or the Company or the relevant member of the Purchaser's Group or a Subsidiary when either:

          (i) a payment of Tax is made by the Purchaser or the Company (or any member of the Group) or any other member of the Purchaser's Group of a lesser amount than would otherwise have been the case; or

          (ii) no payment is made which would otherwise have been payable in either case as a result of any member of the Purchaser's Group or the Company (or any member of the Group) obtaining a deduction in respect of such loss or damage so suffered in computing its profits or gains for Tax purposes or in computing the amount of any loss incurred in a trade or the amount of any capital loss where such loss is set against other taxable profits or gains of the Purchaser or any member of the Purchaser's Group or the Company (or any member of the Group) in respect of which Tax would otherwise have been payable.


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     As and when such actual use occurs this paragraph (d) shall operate so as to require the Purchaser or the relevant member of the Purchaser's Group to account to the Warrantor for any payment previously made by it to the extent that such payment would not have been made had such actual use then occurred.

8.   SET OFFS

8.1 The parties agree to set off against any amount payable by the Warrantor in respect of any claim for breach of the Warranties or the Deed of Indemnity after taking into account the limitation on the Warrantor's liability referred to in paragraphs 2 to 7 of this Schedule to the extent of any amount by which any liability of the Company (or the Group) included in the Accounts (other than by way only of a note or other disclosure) has been discharged or satisfied in full below the amount attributed thereto or included in respect thereof in the Accounts save that this paragraph 8.1 shall not apply to any amounts of unbilled media invoices which are included in the Accounts.

     Any further excess of such amount over the amount of the claim shall be set off against any further payments due by the Warrantor for breach of the Warranties or the Deed of Indemnity in chronological order until exhausted.

8.2 The liability of the Warrantor under the Warranties or the Deed of Indemnity shall be reduced to the extent that specific provision is made in the Accounts or the Management Accounts for the circumstances giving rise to such liability.

9.   DEEMED REDUCTION OF CONSIDERATION

     The amount of any successful claim shall constitute or be deemed to constitute a reduction in the Consideration.

10.  RETENTION OF RECORDS

     The Purchaser will procure that the Company and the Subsidiaries will retain and preserve all books, records, documents and information (including information recorded or retained in any electronic form) of or relating to the Company and its

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     business which are or may be relevant in connection with any claim brought by the Purchaser against the Warrantor for breach of the Warranties or the Deed of Indemnity for so long as any actual or prospective claims remain outstanding.

11.  OBLIGATIONS OF THE PURCHASER

11.1 If the Purchaser of the Company becomes aware of any fact, matter, event or circumstance whereby it appears that the Warrantor is or may become liable to make any payment under any of the Warranties or the Deed of Indemnity, the Purchaser shall, as soon as is reasonably practicable, inform the Warrantor in writing specifying in reasonable detail the fact, matter, event or circumstance giving rise to such liability and giving an estimate (to the extent that it is reasonably possible to do so) of the amount which may be claimed against it in respect of such liability.


11.2 The Purchaser shall and shall procure that the Company and any other relevant member of the Purchaser's Group shall in relation to any loss or liability which might give rise to a claim for breach of the Warranties and/or the Deed of Indemnity against the Warrantor take all available steps to avoid or mitigate such loss or liability.

11.3 If the Company or any of its Subsidiaries is or may be entitled to recover from some other person (including insurers) any loss or damage which gives rise to any claim for breach of the Warranties, the Purchaser shall or shall procure that the Company or the relevant Subsidiary shall take all reasonable steps to enforce such recovery (keeping the Warrantor reasonably informed on a timely basis of any action so taken).

11.4 If at any time after the date of the Agreement any claim is made by a third party or any liability (actual or contingent) comes to the notice of the Purchaser, the Company or any of its Subsidiaries (a "third party claim") which causes or which is reasonably likely to cause the Warrantor to be liable for breach of the Warranties, then without prejudice to paragraph 3 of Schedule 8 the Purchaser shall at the written request of the Warrantor and subject to the Warrantor providing an indemnity reasonably satisfactory to the Purchaser in respect of all costs, liabilities, claims and

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     expenses which may be incurred by the Purchaser or the Company as a result of the same:

     (a) take or procure that the Company or any of its Subsidiaries shall take such action as the Warrantor may reasonably require to avoid, contest, dispute, resist, appeal, compromise or defend the third party claim (including, but without limitation, making counter claims and exercising all rights of set off against third parties); and

     (b) if so requested, permit the Warrantor, in the name of and on behalf of the Purchaser, the Company or any of its Subsidiaries, to have the conduct of all proceedings relating to the third party claim including the appointment of solicitors and other professional advisers and the making of any settlement or compromise of the third party claim; and

     (c) render or cause to be rendered to the Warrantor all such assistance as he may reasonably require (including providing reasonable access to information and to employees of the Purchaser, the Company or any of its Subsidiaries) for the purpose of avoiding, contesting, disputing, resisting, appealing, compromising or defending the third party claim

     PROVIDED ALWAYS that:

     (1) if the Purchaser shall in writing so require, the Warrantor shall procure that the Purchaser is promptly sent copies of all written communications or notified in writing as to the substance of all oral communications pertaining to the third party claim transmitted by or on behalf of the Warrantor to the other party to the third party claim or its agents or professional advisers; and

     (2) the Warrantor shall not make any settlement or compromise of the third party claim which is likely to affect the future liabilities or business of the Purchaser or the Group without the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed.

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     (3)  the third party claim shall not be compromised or settled without the consent of the Warrantor (such consent not be unreasonably withheld); and

     (4) the Purchaser shall in any event keep the Warrantor informed as to the steps which are being taken in connection with the third party claim.

11.5 Save as provided in paragraph 6 of this Schedule, if notwithstanding any other provision of this Schedule, any payment is made by the Warrantor in or towards the settlement of any claim made for breach of the Warranties or the Deed of Indemnity and the Purchaser or the Company subsequently recovers or procures the recovery from a third party (including insurers) of an amount which is referable to that claim (and the Purchaser undertakes to procure that all reasonable steps are taken to enforce such recovery) the Purchaser shall or shall procure that the Company shall forthwith repay to the Warrantor an amount equal to whichever is the lesser of:

     (a) the amount recovered from the third party after deduction of all expenses of recovery; and

     (b) the amount paid by the Warrantor in or towards settlement of the claim.

11.6 For the purposes of this Schedule, if the approval, consent or agreement of the Warrantor is required, the Purchaser shall be obliged only to obtain such approval, consent or agreement of any two of the Directors of Warrantor.

12.  PURCHASER'S KNOWLEDGE

12.1 The Purchaser hereby confirms that it is not aware of any matter or thing which constitutes a breach of any of the Warranties.

12.2 It is hereby acknowledged by the Warrantor that notwithstanding that the Purchaser knows about the sale of the freehold property at Knightway House, 20 Soho Square, London W1, the Pre-Sale Dividend and/or the Reorganisation and Reconstruction of Share Capital and all circumstances leading to such events, the Purchaser shall be entitled (except in respect of the first (pound)500,000 of Tax that is payable by the Company in respect of the sale of the freehold property at Knightway House, 20

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     Soho Square, London  W1 and any ACT on the Pre-Sale Dividend) to make a claim or claims against the Warrantor for breach of Warranty or pursuant to the Deed of Indemnity should any such claim or claims arise after the date hereof which directly or indirectly relate or relates to the sale of the freehold property at Knightway House, 20 Soho Square, London W1, the Pre-Sale Dividend and/or the Reorganisation and Reconstruction of Share Capital.

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                                      SCHEDULE 8

                             TERMS RELATING TO RETENTION

1. The Retention shall be retained by the Retention Agent in a deposit account with National Westminster Bank PLC in the City of London (the "ACCOUNT") and shall only be released in accordance with the provisions set out in this Schedule 8 or otherwise as jointly instructed by the parties.

2.   Subject as provided below, the Retention Agent shall procure that:

     (a) (pound)1,500,000 of the monies standing to the credit of the Account (the "FIRST PAYMENT") together with any interest earned thereon shall be paid to the Warrantor's Solicitors on 1 July 1998 (the "FIRST PAYMENT DATE"); and

     (b) the balance of the monies standing to the credit of the Account including any interest earned thereon shall be paid to the Warrantor's Solicitors on 2 January 1999 (the "SECOND PAYMENT DATE").

3.1 Subject to the terms and conditions of this Agreement, the Retention shall be applied to pay to the Purchaser any amounts due to it from the Warrantor in respect of any breach of the provisions of this Agreement and/or any claim under the Deed of Indemnity as set out in a Claim Certificate (as defined below) duly delivered to the Retention Agent and the Warrantor. If the Purchaser believes that there may be a breach of the provisions of this Agreement and/or a claim under the Deed of Indemnity, it shall deliver to the Retention Agent and the Warrantor a certificate (a "Claim Certificate") to the effect that such a breach and/or such a claim may exist and the Claim Certificate shall specify the amount of such breach and/or claim and subject as provided below, the Retention Agent shall, as soon as practicable (but not earlier than the expiry of twenty-one (21) Business Days after the delivery to the Retention Agent of such Claim Certificate) pay out of the Retention to the Purchaser and/or the Company, as the case may be, an amount equal to the lesser of:

     (a)  the amount standing to the credit of the Account; and

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     (b)  the amount specified in the Claim Certificate together with any interest earned on that amount.

3.2 Unless within twenty-one (21) Business Days after delivery to the Warrantor of any Claim Certificate, the Warrantor gives written notice to the Purchaser and the Retention Agent that it disputes the Purchaser's contention that there has been a breach of any of the provisions of the Agreement and/or the Deed of Indemnity or questions the accuracy of, or matters included in, such Claim Certificate (including, without limitation the amount of the claim), such Claim Certificate shall constitute full authority to the Retention Agent to take the action provided for in paragraph 3.1 above and shall be binding on all parties hereto. If the Warrantor serves such a notice disputing the Purchaser's contention that there has been a breach of any of the provisions of the Agreement and/or the Deed of Indemnity or gives notice questioning the accuracy of, or matters included in, such Claim Certificate (including, without limitation the amount of the claim), the Retention Agent shall not make any payment to the Purchaser pursuant to paragraph 3.1 until:

     (a)  it receives the written consent of the Warrantor to the payment; or

     (b) and then only to the extent that there is a final decision of any court of competent jurisdiction with respect to the dispute from which there is no further right of appeal (because of lapse of time or otherwise) that such payment shall be made to the Purchaser in respect of the relevant claim.

     Following receipt by the Purchaser of the notice from the Warrantor as above, either the Purchaser or the Warrantor may seek a declaratory judgement from any court of competent jurisdiction to resolve the disagreement. The party against whom such declaratory judgement is actually rendered shall reimburse the other party thereto for the reasonable expenses incurred by it in the defence, prosecution, or investigation of such claim.

4. If prior to the First Payment Date, the Purchaser shall deliver a Claim Certificate or Claim Certificates in accordance with paragraph 3.1 above, the Retention Agent shall retain in the Account the sum of (pound)1,500,000 (including accrued interest on that (pound)1,500,000) and the aggregate outstanding amount claimed under all outstanding

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     Claim Certificates (taking into account as appropriate any payment, reduction, withdrawal, settlement or resolution of any claim together with interest earned on that aggregate outstanding amount) up to the balance of the monies standing to the credit of the Account The balance of the First Payment (if any) shall then be payable pursuant to paragraph 2(a) above on the First Payment Date.

5. If prior to the Second Payment Date, the Purchaser shall deliver a Claim Certificate or Claim Certificates in accordance with paragraph 3.1 above, the Retention Agent shall retain in the Account whichever is the lesser of:

     (a) the whole of the monies standing to the credit of the Account (including accrued interest);

     (b) the aggregate outstanding amount claimed under all outstanding Claim Certificates together with interest earned on that aggregate outstanding amount;

     and the balance (if any) shall then be payable to the Warrantor's Solicitors on the Second Payment Date.

6. If more than the sum of (pound)1,500,000 (excluding any interest) shall be retained in the Account after the First Payment Date (the "Excess Amounts"), the Retention Agent shall continue to hold the Excess Amounts in the Account pending the reduction, withdrawal, settlement or resolution of any claim or claims in respect of which the Excess Amounts were held. On any such claim or claims having been settled or resolved and the amount payable thereunder determined, the Retention Agent shall pay to the Purchaser and/or the Company (as the case may be) out of the Account an amount equal to the amount so payable together with interest earned thereon (in so far as there shall be sufficient standing to the credit of the Account). At any time that the Excess Amounts standing to the credit of the Account after the First Payment Date exceeds the remaining amount of all claim or claims made as aforesaid (taking into account as appropriate any payment, reduction, withdrawal, settlement or resolution of any claim), the excess shall be payable to the Warrantor's Solicitors.

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7.   If any monies shall be retained in the Account after the Second Payment
     Date (including, without limitation, the Excess Amounts and the provision of paragraph 6 shall cease to apply), the Retention Agent shall continue to hold such monies in the Account pending the reduction, withdrawal, settlement or resolution of any claim or claims so made. On any such claim or claims having been settled or resolved and the amount payable thereunder determined, the Retention Agent shall pay to the Purchaser and/or the Company (as the case may be) out of the Account an amount equal to the amount so payable together with any interest earned thereon (insofar as there shall be sufficient standing to the credit of the Account). At any time that the amount standing to the credit of the Account after the Second Payment Date exceeds the remaining amount of all claims made as aforesaid (taking into account as appropriate any payment, reduction, withdrawal, settlement or resolution of any claim) the excess shall be payable to the Warrantor's Solicitors.

8. Any dispute or difference below the amount of (pound)500,000 which is not resolved or settled within three months of the date of the Claim Certificate to the satisfaction of the Warrantor and the Purchaser, shall be submitted to mediation by CEDR (the Centre for Dispute Resolution) with seven (7) days of one party giving written notice to the other of such dispute and of their intention to refer it to mediation by CEDR.


EXECUTED AND DELIVERED
as a DEED for and on behalf of
AK WARRANTY AND INDEMNITY LIMITED
by:

 ...................
Director

 ...................
Director/Secretary

EXECUTED AND DELIVERED
as a DEED for and on behalf
of TMP WORLDWIDE INC
by:

 ...................
Authorised Signatory


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